- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                 AMENDMENT NO. 1



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 17, 1995


                               APACHE CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                       1-4300                 41-0747868
(State or other jurisdiction           (Commission           (I.R.S. Employer
     of incorporation)                 File Number)       Identification Number)

                             2000 POST OAK BOULEVARD
                                    SUITE 100
                            HOUSTON, TEXAS 77056-4400
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (713) 296-6000

- --------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         In the fourth quarter of 1994, Apache Corporation ("Apache") entered into the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated December 21, 1994, among Apache, XPX Acquisitions, Inc. ("XPX"), and DEKALB Energy Company ("DEKALB"), providing for the merger of XPX into DEKALB (the "Merger") in a transaction by which DEKALB would be the survivor and would become a wholly owned subsidiary of Apache. Apache issued a press release, dated December 21, 1994, which is listed under Item 7 as Exhibit
99.1 and incorporated herein by reference. The Merger Agreement which is listed under Item 7 as Exhibit 2.1 and incorporated herein by reference.


         On May 17, 1995, the Merger was consummated shortly after the transaction was approved by DEKALB's stockholders. At year end 1994, DEKALB's reported oil and gas reserves, located almost entirely in western Canada, were estimated to be approximately 300 billion cubic feet of natural gas and 10.7 million barrels of hydrocarbon liquids. DEKALB also has approximately 150,000 net undeveloped mineral acres and has ownership interests in 14 gas processing plants, six of which it operates. The Merger provides Apache with (i) a substantial presence in North America's largest natural gas basin and the infrastructure, including skilled professionals, to conduct Canadian operations, and (ii) properties with significant potential for further development. Apache issued a press release, dated May 17, 1995, which is listed under Item 7 as
Exhibit 99.2 and incorporated herein by reference.

         Upon consummation of the Merger and pursuant to the Merger Agreement, each share of DEKALB Class A Stock, no par value, and each share of DEKALB Class B (nonvoting) Stock, no par value, then outstanding was converted into the right to receive .8764 share of Apache common stock, $1.25 par value, with any fractional shares paid in cash, without interest, based on $27.8875 per share of Apache common stock.

         Other than Apache's negotiations and discussions with representatives of DEKALB concerning the transaction described above, there are no material relationships between DEKALB and Apache or any of Apache's affiliates, officers or directors, or any associate of any officer or director of Apache.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         For DEKALB, attached hereto as Schedule A are the audited Consolidated Statements of Operations for each of the three years in the period ended December 31, 1994, Consolidated Balance Sheets as of December 31, 1994 and 1993, Consolidated Statements of Cash Flows and Consolidated Statements of Shareholders' Equity for each of the three years in the period ended December 31, 1994, the related Notes to Consolidated Financial Statements, and the Auditors' Report of Coopers & Lybrand concerning the above-referenced Statements, Balance Sheets and Notes, together with unaudited Supplementary Financial Information.

         For DEKALB, attached hereto as Schedule B are the unaudited Consolidated Statements of Operations for each of the three-month periods ended March 31, 1994 and 1993, Consolidated Balance Sheets as of March 31, 1994 and 1993, Consolidated Statements of Cash Flows for each of the three-month periods ended March 31, 1994 and 1993, and the related Notes to Consolidated Financial Statements.

(b)      PRO FORMA FINANCIAL INFORMATION.

         For Apache and Subsidiaries, attached hereto as Schedule C are the Unaudited Pro Forma Consolidated Condensed Statements of Operations for the years ended December 31, 1992, 1993 and 1994 and for the three-month period ended March 31, 1995, the Unaudited Pro Forma Consolidated Condensed Balance Sheet as of March 31, 1995, and Unaudited Pro Forma Supplemental Oil and Gas Disclosure.


(c)      EXHIBITS.

EXHIBIT NO.                DESCRIPTION
- -----------                -----------

2.1 Amended and Restated Plan of Merger among Apache, XPX and DEKALB, dated December 21, 1994 (incorporated by reference to Exhibit 2.1 to Amendment No. 3 to Apache's Registration Statement on Form S-4,
                           Registration No. 33-57321, filed April 14, 1995).


23.1*                      Consent of Coopers & Lybrand


99.1                       Press Release, dated December 21, 1994, "Apache and
                           DEKALB to Merge" (incorporated by reference to Exhibit 99.2 to Registrant's Current Report on Form
                           8-K, dated December 21, 1994, SEC File No. 1-4300, filed December 29, 1994).


99.2                       Press Release, dated May 17, 1995, "Apache and DEKALB
                           Complete Merger" (incorporated by reference to Exhibit 99.2 to Registrant's Current Report on Form
                           8-K, dated May 17, 1995, SEC File No. 1-4300, filed
                           June 1, 1995).


- ---------------------
*filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              APACHE CORPORATION


Date:  July 17, 1995                          /s/ Z. S. Kobiashvili

                                              ---------------------------------
                                              Z. S. Kobiashvili
                                              Vice President and General Counsel

                                                                 SCHEDULE A

                                  AUDITORS' REPORT

          To the  Shareholders  and Board  of  Directors of  DEKALB  Energy
          Company:

          We have audited the consolidated balance sheets of DEKALB Energy Company as at December 31, 1994 and 1993, and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

          In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of DEKALB Energy Company as at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December
          31, 1994, in accordance with United States generally accepted accounting principles.

                                                           COOPERS & LYBRAND
                                                           -----------------
          Calgary, Alberta                                 Coopers & Lybrand
          February 13, 1995

                             DEKALB Energy Company

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  ($ in thousands, except per share amounts)

                                                                                       For the years ended December 31,
                                                                                     1994            1993           1992
                                                                                   ---------       --------       ---------
         OPERATING REVENUES (Note H)
            Oil and liquids sales                                                  $ 13,398       $  14,291       $ 28,605
            Natural gas sales                                                        31,491          30,215         30,678
            Other                                                                     1,401           1,397          1,450
                                                                                   ---------       ---------      ---------
         Total operating revenues                                                    46,290          45,903         60,733

         OPERATING EXPENSES
            Lease operations and other direct charges                                11,654          12,467         18,833
            Depreciation, depletion and amortization                                 14,603          15,142         22,522
            Provision for impairment of oil and gas properties                          -             -             53,320
            General and administrative                                                3,179           3,468          6,441
            (Gain) loss on disposal of U.S. assets (Note C)                             -              (513)        34,942
                                                                                   ---------       ---------      ---------
         Operating income (loss)                                                     16,854          15,339        (75,325)

         Interest expense, net (Note D)                                               4,047           3,795          6,938
         Other income, net (Note D)                                                     (35)           (123)        (3,222)
                                                                                   ---------       ---------      ---------
         Earnings (loss) from continuing operations before income
            and other taxes                                                          12,842          11,667        (79,041)
         Income and other taxes (Note E)                                              6,029           5,995         (9,788)
                                                                                   ---------       ---------      ---------
         Earnings (loss) from continuing operations                                   6,813           5,672        (69,253)
         Loss from discontinued operations (net of applicable income
            taxes) (Note M)                                                             -               -           (1,050)
         Cumulative effect of change in accounting principle (Note E)                   -             5,334           -
                                                                                   ---------       ---------      ---------
         NET EARNINGS (LOSS)                                                       $  6,813       $  11,006       $(70,303)
                                                                                   =========       =========      =========


         Earnings (loss) per share:
            Earnings (loss) from continuing operations                             $   0.71       $    0.59          (7.19)
            Loss from discontinued operations                                           -               -            (0.11)
            Cumulative effect of change in accounting principle                         -              0.55           -
                                                                                   ---------       ---------      ---------
         NET EARNINGS (LOSS) PER SHARE                                             $   0.71       $    1.14       $  (7.30)
                                                                                   =========       =========      =========


         Weighted average shares outstanding (in thousands)                           9,583           9,675          9,630



         The accompanying notes are an integral part of the financial statements.

                             DEKALB Energy Company

                          CONSOLIDATED BALANCE SHEETS
                               ($ in thousands)

                                    ASSETS

                                                                                                  As of December 31,
                                                                                                 1994            1993
                                                                                             ------------   -----------
           Current assets:
              Cash and cash equivalents (Note O)                                            $     14,980   $    22,664
              Accounts receivable                                                                  9,509         7,874
              Other current assets                                                                   928           866
                                                                                             ------------   -----------
                        Total current assets                                                      25,417        31,404
           Other assets                                                                              790           855
           Property, plant, and equipment:
              Oil and gas assets, full cost method
                 Proved properties, being amortized                                              312,649       298,235
                 Unproved properties and properties under development,
                    not being amortized (Note N)                                                  11,454         9,048
              Other property and equipment                                                         2,791         2,817
              Less accumulated depreciation, depletion and amortization                         (141,512)     (132,185)
                                                                                             ------------   -----------
                          Net property, plant and equipment                                      185,382       177,915
                                                                                             ------------   -----------
           TOTAL ASSETS                                                                     $    211,589   $   210,174
                                                                                             ============   ===========

                                        LIABILITIES AND SHAREHOLDER'S EQUITY
           Current liabilities:
              Short-term borrowings (Note G)                                                $        -     $     5,663
              Accounts payable                                                                    11,820        13,868
              Other current liabilities (Note F)                                                   3,909         4,961
                                                                                             ------------   -----------
                          Total current liabilities                                               15,729        24,492
           Other liabilities                                                                      10,386        10,913
           Deferred income taxes (Note E)                                                         27,096        22,845
           Long-term debt (Notes G and O)                                                         61,547        51,325
                                                                                             ------------   -----------
           TOTAL LIABILITIES                                                                     114,758       109,575
                                                                                             ------------   -----------
           Commitments and contingencies (Note H)
           Shareholders' equity (Note I):
              Capital stock:
                 Class A; $.625 stated value; 6,000,000 shares
                    authorized; 2,381,106 shares issued at December 31, 1994;
                    2,418,000 shares issued at December 31, 1993                                   1,488         1,511
                 Class B (nonvoting); $.625 stated value; 13,000,000 shares authorized; 11,297,377 shares issued at December 31, 1994;
                    11,260,483 shares issued at December 31, 1993                                  7,061         7,038
              Capital in excess of stated value                                                   51,657        51,657
              Retained earnings                                                                  149,367       142,554
              Currency translation adjustments                                                   (19,337)      (12,141)
                                                                                             ------------   -----------
                                                                                                 190,236       190,619
              Treasury shares, at cost (4,292,258 shares in 1994 and
                 4,072,258 shares in 1993)                                                       (93,405)      (90,020)
                                                                                             ------------   -----------
           TOTAL SHAREHOLDERS' EQUITY                                                             96,831       100,599
                                                                                             ------------   -----------
           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                       $    211,589   $   210,174
                                                                                             ============   ===========



           The accompanying notes are an integral part of the financial statements

                             DEKALB Energy Company

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                               ($ in thousands)



 CASH FLOWS from OPERATING ACTIVITIES                                              For the years ended December 31,
                                                                             1994              1993              1992
                                                                          ----------        ----------        ----------
    Net earnings (loss)                                                  $    6,813        $   11,006        $ (69,253)
    Adjustments to reconcile net earnings (loss) to net
       cash flows from operating activities:
       Depreciation, depletion and amortization                              14,603            15,142           22,522
       Provision for impairment of oil and gas properties                       -                 -             53,320
       Provision (benefit) for deferred income taxes                          5,554             5,226           (8,342)
       Cumulative effect of change in accounting principle                      -              (5,334)             -
       (Gain) loss on disposal of U.S. assets                                   -                (513)          34,942
       Other                                                                    300               (86)          (1,176)
                                                                          ----------        ----------        ----------
                                                                             27,270            25,441           32,013

    Changes in assets and liabilities:
       Accounts receivable and other current assets                          (2,167)              949           12,017
       Other assets                                                              65             6,024           (4,553)
       Accounts payable and other current liabilities                        (2,383)           (1,311)         (17,330)
       Other liabilities                                                       (430)           (1,251)           3,427
       Current taxes payable                                                    -             -                  2,635
                                                                          ----------        ----------        ----------
          Cash flows from continuing operations                              22,355            29,852           28,209
                                                                          ----------        ----------        ----------
          Cash flows from discontinued operations                                70               840              480
                                                                          ----------        ----------        ----------
 NET CASH FLOWS from OPERATING ACTIVITIES                                    22,425            30,692           28,689
                                                                          ----------        ----------        ----------

 CASH FLOWS from INVESTING ACTIVITIES
    Purchases of property, plant and equipment                              (43,027)          (22,875)         (25,106)
    Proceeds from sale of property, plant and equipment                      13,671               912            7,750
    Proceeds from sale of U.S. assets                                           -               6,175           97,181
    Increase (decrease) in short-term payables for
       purchases of property, plant and equipment                            (2,115)            1,685              443
    Proceeds from sale of investments                                           -                 -              7,500
                                                                          ----------        ----------        ----------
 NET CASH FLOWS from INVESTING ACTIVITIES                                   (31,471)          (14,103)          87,768
                                                                          ----------        ----------        ----------

 CASH FLOWS from FINANCING ACTIVITIES
    Purchases of stock                                                       (3,385)              (79)            (328)
    Proceeds from exercise of stock options                                     -                   1               79
    Increase in long-term debt                                               10,479               -             35,000
    Net increase (decrease) in short-term borrowings                         (5,478)            5,455           (1,631)
    Payments made on long-term debt and net capital
       lease changes                                                            -             (18,400)        (132,688)

 NET CASH FLOWS from FINANCING ACTIVITIES                                     1,616           (13,023)         (99,568)
                                                                          ----------        ----------        ----------
 NET EFFECT of EXCHANGE RATES on CASH                                          (254)              226             (134)
                                                                          ----------        ----------        ----------
 Net increase (decrease) in cash and cash equivalents                        (7,684)            3,792           16,755
 Cash and cash equivalents, prior year                                       22,664            18,872            2,117
                                                                          ----------        ----------        ----------
 CASH and CASH EQUIVALENTS, CURRENT YEAR                                 $   14,980        $   22,664        $  18,872
                                                                          ==========        ==========        ==========


 Note:  Cash paid during the period for:
                Income and other taxes                                   $      614        $      694        $     713
                Interest                                                 $    5,764        $    6,472        $   9,708
                Capitalized interest                                     $    1,146        $    1,515        $   2,961







 The accompanying notes are an integral part of the financial statements.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                (in thousands)


                                               Issued
                                ------------------------------------
                                     Class A          Class B
                                                    (nonvoting)        Capital
                                      Stock            Stock          in Excess                 Currency         Treasury Stock
                               -----------------  -----------------   of Stated    Retained    Translation   --------------------
                                Shares   Amount    Shares   Amount      Value      Earnings    Adjustments    Shares      Amount
                               -------- --------  -------- --------   ---------    ---------   -----------   --------   ---------
DECEMBER 31, 1991                2,649   $1,655    11,027   $6,892     $52,377     $201,851     $12,016       (4,067)   $(90,434)
Net Loss                                                                            (70,303)
Exchange Class A for Class B      (107)     (67)      107       67
Exercise of Stock Options                                                 (665)                                   31         712
Treasury Shares Purchased                                                                                        (31)       (328)
Translation Adjustment                                                                          (18,241)
Other                                2        2                             53
                               -------- --------  -------- --------   ---------    ---------   -----------   --------   ---------

DECEMBER 31, 1992                2,544   $1,590    11,134   $6,959     $51,765     $131,548     $(6,225)      (4,067)   $(90,050)
Net Income                                                                           11,006
Exchange Class A for Class B      (126)     (79)      126       79
Exercise of Stock Options                                                 (108)                                    2         109
Treasury Shares Purchased                                                                                         (7)        (79)
Translation Adjustment                                                                           (5,916)
                               -------- --------  -------- --------   ---------    ---------   -----------   --------   ---------

DECEMBER 31, 1993                2,418   $1,511    11,260   $7,038     $51,657     $142,554    $(12,141)      (4,072)   $(90,020)
Net Income                                                                            6,813
Exchange Class A for Class B       (37)     (23)       37       23
Treasury Shares Purchased                                                                                       (220)     (3,385)
Translation Adjustment                                                                           (7,196)
                               -------- --------  -------- --------   ---------    ---------   -----------   --------   ---------

 DECEMBER 31, 1994               2,381   $1,488    11,297   $7,061     $51,657     $149,367    $(19,337)      (4,292)   $(93,405)
                               ======== ========  ======== ========   =========    =========   ===========   ========   =========


The accompanying notes are an integral part of the financial statements.

                             DEKALB Energy Company

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          A.  Accounting Policies and Procedures

          (1)  Principles of Consolidation

          The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions between consolidated companies have been eliminated.

          (2)  Statement of Cash Flows

          The Company classifies highly liquid investments with original maturities of three months or less as cash and cash equivalents. Cash equivalents are stated at cost which approximates market.
          The cash flows from contracts that have been accounted for as hedges have been classified as cash flows from operating activities.

          (3)  Oil and Gas Properties

          The Company uses the full cost method of accounting, under which the cost of all exploration and development activities (both successful and unsuccessful) is capitalized and subsequently amortized to expense using the unit-of-production method based upon production and estimates of proved reserve quantities. Unevaluated costs and related capitalized interest costs are
          excluded  from  the  amortization   base  until  the   properties
          associated with these  costs are evaluated  and determined to  be
          productive or  impaired.   Should the  net evaluated  capitalized
          costs (net of deferred income taxes) exceed the estimated after-tax present value of oil and gas reserves and unimpaired value of unevaluated properties on a country-by-country basis, the excess
          would be charged to expense.   Included in the estimated  present
          value are Canadian provincial tax credits expected to be realized beyond the date at which the legislation, under its provisions, could be repealed. To date, the Canadian provincial government has given no intention to repeal this legislation (see Supplementary Financial Information). Proceeds from disposals of oil and gas properties are applied as reductions of capitalized costs. Gains or losses are only recognized on the sale of oil and gas properties involving significant amounts of reserves.

          (4)  Future Removal and Site Restoration Costs

          Estimated dismantlement, abandonment and clean-up costs, net of estimated salvage values, if any, are expensed on the unit-of-production basis using proved oil and gas reserves.

          (5)  Other Property, Plant and Equipment

          It is the policy of the Company to capitalize expenditures for major renewals and betterments at cost and to charge to operating expenses the cost of current maintenance and repairs. Provisions for depreciation have been computed principally on the straight-line method based on expected useful lives. Rates used for depreciation are based principally on the following expected lives: Equipment - 2 to 10 years; Other - 20 years; and Leasehold improvements - term of lease.

                                DEKALB Energy Company

          A.  Accounting Policies and Procedures (Continued)

          The cost and accumulated allowances for depreciation and amortization relating to assets retired or otherwise disposed of are eliminated from the respective accounts at the time of disposition. The resultant gain or loss is included in current operating results.

          (6)  Income Taxes

          Effective January  1, 1993,  the  Company adopted  the  liability method of accounting for income taxes under Statement of Financial Accounting Standard (SFAS) No. 109. The adoption of SFAS No. 109 resulted in a one time benefit adjustment of $5.3 million in the first quarter of 1993. No taxes have been accrued on the unremitted earnings of the Canadian subsidiary as these are intended to be permanently invested in Canada. The amount of the unrecognized deferred tax liability has not been calculated as its determination is not practicable.

          Prior to 1993, income taxes were calculated in accordance with Accounting Principles Board Opinion No. 11. Investment tax credits were recognized using the flow through method whereby current income tax expense was reduced by investment tax credits utilized.

          (7)  Foreign Currency Translation

          The Company's reporting  currency is U.S.  dollars. The functional
          currency  for the  Canadian   subsidiary   is  Canadian   dollars.
          Translation    adjustments  resulting  from  translating  foreign
          currency financial statements into U.S. dollar equivalents are reported separately and accumulated in a separate component of shareholders' equity. Aggregate exchange gains and losses arising from the translation of foreign currency transactions, excluding long-term intercompany debt, are included in income.

          (8)  Earnings Per Share Calculation

          Earnings (loss) per share is calculated by dividing the  earnings
          (loss) by the weighted average shares outstanding during each year. The 1992 computation of weighted average shares outstanding excludes anti-dilutive shares.

          (9)  Gas Balancing

          The Company uses the sales method to account for gas imbalances.
          The   Company  did  not  have  any  significant  gas imbalances
          outstanding at December  31, 1993 or 1994.

                                DEKALB Energy Company

          A.  Accounting Policies and Procedures (Continued)

          (10)  Concentration of Credit Risk

          Substantially all of the Company's receivables are within the oil and gas industry. Although diversified within many companies, collectibility is dependent upon the general economic conditions of the industry. Beginning in December 1992, the Company has invested excess cash in high-grade securities through a U.S. investment firm in New York City, and in term deposits with a Canadian chartered bank.

          (11)  Hedge Contracts

          The Company enters into various contracts to hedge a portion of its oil and gas production against fluctuating prices. The results of these contracts are included in revenues as the oil or gas is produced.

          (12)  Financial Statement Presentation

          Certain prior year figures have been reclassified to conform to the 1994 financial statement presentation.

          B.  Plan of Merger

          On December 21, 1994, the Company announced it had entered into a merger agreement with Houston-based Apache Corporation ("Apache"), whereby the outstanding shares of DEKALB Class A Stock and Class B (nonvoting) Stock will be converted into Apache Common Stock at a conversion rate as specified in the agreement. The Board of Directors is recommending approval and adoption of the merger, which is expected to be considered at a Special Meeting of the shareholders in the second quarter of 1995.
          Apache has filed a Form S-4 Registration Statement with the Securities and Exchange Commission on January 17, 1995 (Registration No. 33-57321).

          For the year ended December 31, 1994, $0.5 million of merger costs incurred to year end were expensed in the Consolidated Financial Statements. If the merger proceeds, various additional restructuring costs associated with the merger will be expensed as incurred.

          C.  Disposition of Assets

          In November 1994, the Company announced the sale of its interest in a gas plant, leasehold and other tangible property in the Claresholm area in the Province of Alberta, Canada. The sale was effective November 1, 1994 for proceeds of $9.0 million. During the third quarter of 1994, the Company sold its interest in leasehold and tangible property in the Buick Creek area of the Province of British Columbia, Canada for proceeds of $0.4 million. In March 1994, the Company disposed of its interest in leasehold and tangible property in the Rigel area of the Province of British Columbia, Canada for proceeds of $3.6 million. In accordance with the full cost method of accounting, the proceeds received for the 1994 dispositions were credited to the full cost pool; therefore, no gains or losses were recorded on the sales.

          On August 5, 1993, the Company announced the sale of all its California gas wells to Samedan Oil Corporation for $5.1 million, effective July 1, 1993. Consistent with the full cost method of accounting on a cost center basis, the Company recorded a $0.5 million pre-tax and after-tax gain on the disposition of the California gas wells in the third quarter of 1993. The Company also closed down its exploration office in Bakersfield. The only U.S. assets retained by the Company after this sale are a working interest in a single non-operated oil well in California and acreage adjacent thereto.

                                DEKALB Energy Company

          C.  Disposition of Assets (Continued)

          Sales  revenues  and  volumes,  lease  operating  expenses,   and
          depreciation, depletion and amortization (DD&A) for the 1993 divested California properties were as follows:

                                                    Six Months Ended
                         ($ in millions)              June 30, 1993
                                                    ----------------
                         Revenue                        $1.6
                         Lease Operating Expense        $0.3
                         DD&A                           $0.9

                         Sales Volumes
                         -------------
                         Natural Gas (MMCF)              850


          On July 9, 1992, the Company announced that it had entered into a definitive agreement to sell substantially all of its U.S. oil and gas properties to Louis Dreyfus Gas Holdings Inc. ("Dreyfus"). On October 16, 1992, the Dreyfus transaction was approved by the shareholders at a special shareholders' meeting and the closing of the transaction was completed on the same day. The Company did not sell its California properties. The Company received $104 million of gross proceeds from the sale, which included approximately $6.0 million of cash flow from the properties from the effective date (July 1, 1992). In addition, Dreyfus assumed certain liabilities. A pre-tax loss of $34.9 million ($32.3 million after-tax) was recorded on the sale in 1992.

          Sales revenues and volumes, lease operating expenses, and DD&A for the 1992 divested properties were as follows:

                                                    Six Months Ended
                         ($ in millions)             June 30, 1992
                                                    ----------------
                         Revenues                      $20.1
                         Lease Operating Expense        $6.6
                         DD&A                           $8.3

                         Sales Volumes
                         -------------


                         Oil and Condensate (MBbls)      494
                         Natural Gas Liquids (MBbls)     125
                         Natural Gas (MMCF)            5,006


                             DEKALB Energy Company

          D.  Non-Operating Items ($ in thousands)


          (1)  Interest Expense, Net        For the years ended December 31,
                                          1994          1993          1992
                                        --------      --------      --------

          Interest expense*             $ 4,692       $ 4,588       $ 7,456
          Interest income                  (645)         (793)         (518)
                                        --------      --------      ---------
          Total interest expense, net   $ 4,047       $ 3,795       $ 6,938
                                        ========      ========      =========



          *Interest  of   $1,145,000,   $1,515,000,  and   $2,961,000   was
          capitalized in 1994, 1993 and 1992, respectively. In 1992, interest of $2,067,000 was charged to the loss on the sale of the U.S. assets.

          (2)  Other Income, Net           For the years ended December 31,
                                           1994          1993          1992
                                         -------      ---------     --------
          Gas contract and
           transportation adjustments      (201)         (91)          300
          Equity earnings                     -            -          (756)
          Gain on sale of equity
           investment                         -            -        (1,914)
          Adjustment to prior accruals     (211)           -          (960)
          Merger costs*                     537            -             -
          Gain on settlement of
           litigation                      (514)           -             -
          Foreign exchange (gains) losses   354          (66)           84
          All other, net                      -           34            24
                                         -------      ---------     --------
          Total other income, net         $ (35)     $  (123)      $(3,222)
                                         =======      =========     ========



          *See Note B, "Plan of Merger" in the Notes to the Consolidated Financial Statements.

                                DEKALB Energy Company

          E.  Income and Other Taxes ($ in thousands)

          Effective January  1, 1993,  the  Company adopted  the  liability method of accounting for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109. Prior to 1993, deferred income taxes were calculated in accordance with Accounting Principles Board Opinion No. 11. The adoption of SFAS 109 resulted in a one time benefit adjustment of $5.3 million which was recognized in the first quarter of 1993.

                                                  For the years ended December 31,
                                                      1994      1993       1992
                                                  ---------- ---------- ---------

          Income and other taxes by
           jurisdiction are as follows:

          Current:
             Federal                              $    (140) $     140  $ (4,786)
             State                                      100         50        46
             Foreign                                    515        579     3,293
                                                  ---------- ---------- ---------
                                                        475        769    (1,447)

          Deferred:
             Federal                                    -          -       2,340
             Foreign                                  5,554      5,226   (10,681)
                                                  ---------- ---------- ---------
                                                      5,554      5,226    (8,341)
                                                  ---------- ---------- ---------


          Income and other taxes                      6,029      5,995    (9,788)
                                                  ---------- ---------- ---------
          SFAS No. 109 adjustment                       -       (5,334)      -
                                                  ---------- ---------- ---------
          Total income and other taxes            $   6,029  $     661  $ (9,788)
                                                  ========== ========== =========


                             DEKALB Energy Company

          E.  Income and Other Taxes (Continued) ($ in thousands)

          Income and other taxes for continuing operations was a provision of $6,029 in 1994, $5,995 in 1993 and a benefit of $9,788 in
          1992. Deferred tax expense (benefit) results from the following types of differences in the timing of the recognition of revenues and expense for tax and financial statement purposes.

                                                    For the years ended December 31,
                                                      1994         1993        1992
                                                   ---------    ---------    ---------
          Related to oil and gas operations
           including depletion and
           intangible drilling costs               $  5,475     $  5,326     $  4,534
          Tax depreciation greater than
           (less than) book depreciation                -           (412)      (3,172)
          Provision for impairment of
           oil and gas properties                       -             -       (21,108)
          Asset dispositions                            -           (515)       1,135
          Capitalized interest                          459          515          475
          Capitalized overhead                          -             -           366
          Deferred tax benefit not
           realizable                                   -             -         2,340
          Losses for which no U.S.
           tax benefits were recorded                   -             -         7,934
          Other accruals                               (380)         312         (845)

          Total timing differences                 ---------    ---------    ---------
           from continuing operations              $  5,554     $  5,226     $ (8,341)
                                                   =========    =========    =========

                                                      For the years ended Decmber 31,
                                                      1994         1993          1992
                                                   ----------   ----------   ----------
          Income and other taxes is comprised
            of the following:

          Income taxes                             $    (140)   $     140    $  (2,096)
          Capital and other taxes*                       615          629          649
          Deferred income taxes                        5,554        5,226       (8,341)
                                                   ----------   ----------   ----------
          Total income and other taxes             $   6,029    $   5,995    $  (9,788)
                                                   ==========   ==========   ==========


          *Consists of Canadian Large  Corporations Tax, franchise taxes and withholding taxes.


                             DEKALB Energy Company

          E.  Income and Other Taxes (Continued) ($ in thousands)

          Total tax provisions (benefits)  resulted in effective tax  rates
          differing from  that of  the statutory  income  tax rates.    The
          reasons for these differences are:

                                                  Percent of Pretax Earnings
                                              For the years ended December 31,
                                                     1994    1993    1992
                                                    ------  ------  ------
                                                     %       %      %

          Statutory rate*                            44.3    44.3   (34.0)
          Statutory deductions in excess
           of accounting charges                    (1.9)    (5.3)    -
          Tax refund limitation**                    0.9      8.2    19.6
          Other non-income tax                       3.7      4.4     0.1
          Other                                       -      (0.2)    1.9
                                                    ------  ------  ------
          Effective rate for
           continuing operations                     47.0    51.4   (12.4)
          SFAS No. 109 adjustment                     -     (45.7)    -
                                                    ------  ------  ------
                                                     47.0     5.7   (12.4)
                                                    ======  ======  ======



* 1994 and 1993 Canadian statutory rate; 1992 U.S. federal statutory rate ** Tax refund limitations result from losses for which no U.S. tax benefit has been recorded

                                                    Earnings (loss) from continuing
                                                    operations before inccome taxes
                                                   for the years ended December 31,

                                                     1994         1993         1992
                                                  ----------   ----------   ----------
          U.S.                                    $    (253)   $  (2,151)   $ (59,707)
          Canada                                     13,095       13,818      (19,334)
                                                  ----------   ----------   ----------
          Earnings (loss) from continuing
            operations before taxes               $  12,842    $  11,667    $ (79,041)
                                                  ==========   ==========   ==========


                                DEKALB Energy Company

          E.  Income and Other Taxes (Continued) ($ in thousands)

          The components of the net deferred tax liabilities under SFAS No. 109 are as follows:

                                             For the years ended December 31,
          Deferred Tax Assets:                       1994        1993
                                                 -----------  -----------
          Current
             Allowance for uncollectible
              accounts receivable                $      (30)  $     (241)

          Non-Current
             Liabilities                             (2,717)      (3,366)
             Tax net operating loss
              carryforward                          (10,665)      (7,201)
             Investment tax credits
              carryforward                           (1,656)      (1,539)
                                                 -----------  -----------

          Total deferred assets                     (15,068)     (12,347)
          Valuation allowance                        13,460       10,954
                                                 -----------  -----------

          Net deferred tax assets                    (1,608)      (1,393)

          Deferred Tax Liabilities
             Non-current oil &
              gas properties                         28,704       24,238
                                                 -----------  -----------
          Net deferred tax liability             $   27,096   $   22,845
                                                 ===========  ===========


          The Company has recorded a valuation allowance for all U.S. federal tax operating loss carryforwards and U.S. future deductible amounts net of future taxable income amounts under SFAS No. 109 since the Company has limited future taxable income in the United States to realize these benefits.

          For U.S. tax purposes there are approximately $31.4 million in tax operating loss carryforwards remaining as at December 31, 1994. These losses, if not utilized, will expire in 2007. Investment tax credits of approximately $1.4 million are available to offset U.S. income taxes payable after December 31, 1994. If not utilized, these credits will expire by 2003.

          For Canadian tax purposes there are approximately $.5 million of investment tax credits available to offset Canadian federal income taxes payable after December 31, 1994. If not utilized, these credits will begin to expire in 1995 through to 2002.

                                DEKALB Energy Company


          F.  Other Current Liabilities ($ in thousands)

                                                    As of December 31,
                                                        1994     1993
                                                       ------   ------
          Interest                                     $1,772   $1,772
          Compensation                                    410      371
          Insurance reserves                              541    1,285
          Taxes                                           485      247
          Liabilities on disposition of U.S. assets       541      718
          Other                                           160      568
                                                       ------   ------
          Total other current liabilities              $3,909   $4,961
                                                       ======   ======

          G.  Debt ($ in thousands)

                                                       As of December 31,
                                                        1994       1993
                                                      --------   --------
          Term debt (1):
             Publicly held notes - 10.0%
              interest, due in 1998                   $22,100    $22,100
             Publicly held notes - 9.875%
              interest, due in 2000                    29,225     29,225
          Revolving term credit facility (2)           10,222      5,663
                                                      --------   --------
                                                       61,547     56,988
          Less current maturities                           -      5,663
                                                      --------   --------
          Net long-term debt                          $61,547    $51,325
                                                      ========   ========

          (1)  Term Debt

          Aggregate maturities on the term debt for the years ending December 31, 1995 through 1998 and thereafter, are as follows:


                1995       1996       1997       1998      1999    Thereafter
              ---------  --------  ---------  ---------  --------  ---------
              $   -      $   -     $   -      $22,100    $   -     $29,225

          On or after April 15, 1995, the Company will be permitted to redeem in full the $22.1 million outstanding of 10% long-term publicly held notes, at a price equal to 100% of the principal amount, plus accrued interest to the redemption date. If this option is pursued, the proceeds for redemption of these notes will come from existing cash of approximately $ 15 million, operating cash flow and additional financing from the revolving term credit facility described below.

          The term debt agreements contain restrictions on the disposition of assets of the Company and limitations on the amount of sale and leaseback transactions. These restrictions are not expected to affect the pending merger with Apache Corporation (see Note B, "Plan of Merger" in the Notes to the Consolidated Financial Statements).

          In 1992, upon receipt of the proceeds from the disposition of the U.S. assets, the Company repurchased $55.3 million of its publicly held notes. An additional $18.4 million was purchased during 1993.

                             DEKALB Energy Company

          G.  Debt (Continued)

          (2)  Revolving Term Credit Facility

          Effective November 19, 1992, DEKALB Energy Canada Ltd. ("DECL") entered into a revolving term credit facility with the Royal Bank of Canada (the "Lender"), which allows borrowings of up to $30.0 million Canadian funds or the equivalent amount in U.S. funds. DECL may borrow in Canadian dollars at Canadian prime (8.0% at December 31, 1994), in U.S. dollars at U.S. prime (8.50% at December 31, 1994) plus one-eighth of one percent or under a number of other financing alternatives. Commitment fees are paid on the unused portion of the commitment to the extent it exceeds $10.0 million Canadian dollars. This agreement replaced DECL's $13 million Canadian funds facility. The weighted average interest rate was 6.69%, 5.50% and 7.54% for the years ending December 31, 1994, 1993 and 1992, respectively.

          At December 31, 1994, DECL had $14.3 million Canadian funds ($10.2 million U.S.) outstanding under this revolving term credit facility. The facility is guaranteed by DEKALB Energy Company. The current term of the facility is up for renewal on June 30, 1995, at which time the Company expects a twelve month extension, subject to the annual review of the Lender. However, if the term is not extended by the Lender, the commitment will be reduced to the amount of the borrowings then outstanding or two-thirds of DECL's reserve value, whichever is less. DECL is then required to pay down the commitment in 20 quarterly installments. The first installment is due six months after the cancellation date. The Company intends to repay the outstanding line of credit using internally generated cash. However, as discretionary cash outflows for the 1995 calendar year are expected to approximately equal or exceed the Company's cash flow from operating activities, the Company does not intend to make any repayments during 1995. Accordingly, the revolving term credit facility has been reclassified to long-term debt for financial statement purposes.

          Under the terms of the revolving term credit facility, the Company may not enter into an amalgamation of any type without the prior written consent of the Lender. Such consent may not be reasonably withheld and is expected to be obtained in normal course with respect to the pending merger with Apache Corporation (see Note B, "Plan of Merger" in the Notes to the Consolidated Financial Statements).

          The revolving term credit facility contains a debt to equity covenant for DECL during the term of the agreement, and a cash flow covenant during the repayment period after the termination of the facility. DECL must notify the Lender when various adverse events occur. The Lender, at its discretion, may require DECL to collateralize certain of its properties.

          At December 31, 1994, the Company had no collateralized oil and gas properties.

          In 1992, upon receipt of the proceeds from the disposition of U.S. assets, the Company repaid its U.S. line of credit.

          H.  Commitments and Contingencies and Off-Balance Sheet Risks

          Commitments and Contingencies

         (1) The Company and its subsidiaries are defendants in various legal actions arising in the course of their current and discontinued business activities. In the opinion of management, these actions will not result in a material effect on the consolidated financial position, results of operations, or liquidity of the Company.

                             DEKALB Energy Company

          H.   Commitments and  Contingencies and  Off-Balance Sheet  Risks
               (Continued)

         (2) At December 31, 1994, the Company had various offsetting tax matters pending relating to the Canadian operations which have not been provided for in the financial statements. In the opinion of management the net impact of these matters will not have a material effect on the consolidated financial position, the results of operations, or liquidity of the Company, and will be provided for in the financial statements if required upon resolution of each item.

         (3) The Company has noncancellable agreements with terms ranging from 1 to 10 years to lease office space and equipment, and for terms ranging from 15 to 30 years for pipeline transportation capacity. Minimum payments due under the terms of the agreements are as follows:

             ($ in thousands)      1995      1996     1997     1998     1999   Thereafter

                                  ------    ------   ------   ------   ------   ---------
             Lease commitments   $   390   $   381  $   408  $   399  $   398   $    131
             Pipeline
              commitments          3,905     3,092    3,013    2,835    2,816     55,157
                                  ------    ------   ------   ------   ------   ---------
             Total               $ 4,295   $ 3,473  $ 3,421  $ 3,234  $ 3,214   $ 55,288
                                  ======    ======   ======   ======   ======   =========

             Rental expense for operating leases for the years ended December 31, 1994, 1993, and 1992 was $347,000, $370,000 and
             $1,054,000 respectively.

         (4) The Company maintains a voluntary retirement plan for its employees requiring the Company to contribute certain amounts each year to the plan (see Note K, "Defined Contribution
             Plans" in   the   Notes  to   the   Consolidated   Financial
             Statements).

          Off-Balance Sheet Risks

          At December 31, 1994, the Company had in its name, stand-by letters of credit in the amount of $0.3 million, which covered 15 months of pipeline demand charges from Alberta Natural Gas Co. Ltd.

          Commodity Price Hedge Contracts

          The Company has from time to time entered into various commodity derivative contracts contracts to protect against fluctuations in prices for natural gas and crude oil. In 1994, the Company used swap contracts to hedge approximately 24% of its gross gas production and 13% of its gross oil production at prices averaging $2.22 per MCF and $18.71 per barrel, respectively. Gains of approximately $1.5 million have been included in operating revenues for the year.

                             DEKALB Energy Company

          H.   Commitments and  Contingencies and  Off-Balance Sheet  Risks
          (Continued)

          Commodity Price Hedge Contracts (Continued)

          The Company has entered into NYMEX based swap contracts with a third party for the 1995 fiscal year as follows:

          Contracts  entered into as at December 31, 1994:

          Type of Hedge              Period       Terms         Hedge Price
          ----------------------     ------      ---------      -----------
          NYMEX crude oil price      12/94       Sell 200       $17.95
          swap                       05/95        bbls/day       U.S./Bbl

          NYMEX crude oil price      07/94       Sell 200       $19.18
          swap                       01/95        bbls/day       U.S./Bbl

          NYMEX/Empress gas          11/94       Sell 20        $0.56
          differential swap          10/95        MMBTU/day      U.S./MMBTU

          NYMEX/Permian gas          09/94       Sell 12        $0.200
          differential swap          02/95        MMBTU/day      U.S./MMBTU

          NYMEX gas price swap       03/95       Sell 10        $1.93
                                     10/95        MMBTU/day      U.S./MMBTU

          NYMEX gas price swap       04/95       Sell 10        $1.9375
                                     10/95        MMBTU/day      U.S./MMBTU

          Unrealized profits on these contracts at year end based upon prices in effect at December 30, 1994 were approximately $1.9 million.



          Contracts entered into subsequent to December 31, 1994:

          Type of Hedge              Period       Terms         Hedge Price
          ----------------------     ------      ---------      -----------
          NYMEX crude oil price      01/95       Sell 200       $25.50
          swap                       07/95        bbls/day         CDN./Bbl
                                                                    (1)(2)

          NYMEX crude oil price      01/95       Sell 200       $25.23
          swap                       12/95        bbls/day         CDN./Bbl (2)

          NYMEX crude oil price      03/95       Sell 400       $25.95
          swap                       08/95        bbls/day         CDN./Bbl
                                                                    (1)(2)
          NYMEX/Empress gas          03/95       Buy 10         $0.800
          differential swap          10/95        MMBTU/day      U.S./MMBTU


         (1) These contracts have options, on behalf of the counterparty, to extend the contracts for an additional six months.
             Assuming all options were extended, the additional volumes of oil could total 109,200 barrels.

         (2) These contracts are priced in Canadian funds to provide for additional protection against fluctuations in the exchange rate between Canadian and U.S. dollars.


                             DEKALB Energy Company

          H.   Commitments and  Contingencies and  Off-Balance Sheet  Risks
          (Continued)

          Commodity Price Hedge Contracts (Continued)

          The swap contracts are conducted with a major financial institution which the Company believes presents a minimal credit risk. The Company is exposed to potential market risk should commodity prices increase beyond the prices that have been hedged, or should differential spreads decrease below what has been hedged. Basis differential swap contracts are implemented to guarantee a price spread between NYMEX market prices and a desired point. This has the effect of fixing transportation costs related to the sale of a commodity to ensure a netback price at a specific sales location.

          I.  Capital Stock and Incentive Plans

          Class A Stock and Class B (Nonvoting) Stock

          The holders of Class A Stock and Class B (nonvoting) Stock have the same rights in all respects, including rights with respect to dividends and other distributions, except that (i) the holders of Class B (nonvoting) Stock have no voting rights other than as required by the Delaware General Corporation Law, (ii) the holders of Class A Stock may exchange, at their election, any of their shares for an equal number of shares of Class B (nonvoting) Stock on a continuing basis and (iii) the Board of Directors of the Company may distribute (1) voting stock of subsidiaries of the Company to the holders of Class A Stock of the Company and
          (2) non-voting stock of subsidiaries of the Company to the holders of Class B (nonvoting) Stock of the Company.

          Preferred Stock

          The Company has 500,000 shares of $1 par value preferred stock authorized and unissued.

          Incentive Plans

          In 1990, the Company adopted a Long-Term Incentive Plan ( the "Plan") which provides for the awarding, from time to time, of stock options, restricted stock, stock appreciation rights
          (SARs),  performance  awards  and  stock  indemnification  rights
          (SIRs). The Compensation Committee of the Board may make awards of SARs, SIRs, restricted stock, performance awards, or stock options to certain officers and other key employees of the Company. Stock options may be granted at no less than fair market value of the Company's stock at the date of grant and are exercisable within periods specified by the Compensation Committee. The Plan replaced an Incentive Stock Option Plan and a non-qualified stock option plan. All stock options granted prior to December 31,1990, were granted under these latter two plans and continue in effect, but no new stock options may be awarded under these plans. At December 31, 1994, 252,395 shares of Class A Stock subject to options and 7,050 shares of Class B (nonvoting) Stock subject to options were exercisable under the Plan. The Company had 646 shares available for future grants either as Class A or Class B shares, under the Plan at December 31, 1994.

                                DEKALB Energy Company

          I.  Capital Stock and Incentive Plans (Continued)

                             DEKALB Energy Company
                       CAPITAL STOCK AND INCENTIVE PLAN

                                                               Class                       Prices
                                                        ------------------       --------------------------

                                                           A           B               A                B
                                                       ---------    -------     ---------------       -----
          Shares under option at December 31, 1991      298,245      7,050       $1.00 - $31.75       $7.39

          Activity:
             Granted                                    219,850        -        $11.50 - $16.50        -
             Cancelled                                 (132,370)       -        $13.00 - $31.75        -
             Reissued                                    13,875        -        $13.00 - $16.00        -
             Exercised                                  (33,980)       -         $1.00 - $ 7.39        -
                                                       ---------    -------     ---------------       -----
          Shares under option at December 31, 1992      365,620      7,050      $2.096 - $22.25       $7.39
                                                       ---------    -------     ---------------       -----

          Activity:
             Granted                                    103,725        -        $12.25 - $16.75        -
             Cancelled                                 (154,037)       -        $12.25 - $22.25        -
             Exercised                                  (15,843)       -        $2.096 - $16.00        -
                                                       ---------    -------     ---------------       -----
          Shares under option at December 31, 1993      299,465      7,050      $2.096 - $22.25       $7.39
                                                       ---------    -------     ---------------       -----

          Activity:
             Granted                                    194,870        -        $14.00 - $15.50        -
             Cancelled                                  (58,952)       -        $13.75 - $22.25        -
             Exercised                                      -          -               -               -
                                                       ---------    -------     ---------------       -----
          Shares under option at December 31, 1994      435,383      7,050      $2.096 - $22.25       $7.39
                                                       =========    =======     ===============       =====



          Certain  current  and  former   officers  of  the  Company   were
          participants in a Phantom Stock Plan. The Phantom Stock Plan expired in November of 1992. The Company paid $.5 million to the remaining participants.

          Subsequent to the expiration of the previous Phantom Stock Plan, the Company granted 77,380 phantom units exercisable in 1993 at $16.00 per unit, to certain former officers of the Company. All of the new phantom units were exercised in 1993, resulting in a $.1 million payment. This payment had been accrued as part of the loss on the sale of the U.S. assets in 1992.

          In 1994, the Company granted 20,000 phantom units to officers of the Company exercisable beginning in 1994 at a price range of $14.00 to $15.25 per unit. At December 31, 1994, none of these units had been exercised.

                             DEKALB Energy Company

          J.  Pension Plans

          Prior to the sale of the U.S. assets in 1992, the Company's U.S. employees participated in a noncontributory pension plan which was designed to provide benefits based on such employees' career earnings. As part of the sale of the U.S. assets, this plan was terminated, and assets were distributed.

          The Company maintains a noncontributory pension plan covering certain management employees which is not funded. Benefits are based on each participant's years of service, final average compensation (in the U.S.), or average of three highest paid years (in Canada) and estimated benefits received from certain other plans. At December 31, 1993, the U.S. did not have any active employees in the plan. Eight previous U.S. employees continue to receive benefits under the plan. The 1994 interest cost of $153,000 associated with the U.S. employees was accumulated as part of the loss on the sale of U.S. assets in 1992 and therefore did not result in an expense in 1994.

          Total pension  expense for  the years  ended December  31,  1994,
          1993,  and   1992,   was  $159,000,   $85,000   and   $2,134,000,
          respectively.

          The components of total pension expense  are as  follows
          ($ in thousands):

                                                            For the years ended December 31,
                                                            1994       1993       1992
                                                            -----      -----      -----
          Service cost - benefits earned during the year    $  26      $  19      $ 256
          Prior service cost                                   64          -          -
          Interest cost on projected benefit obligations       62         65        416
          Net amortization and deferral                         7          1       (19)
                                                            -----      -----      -----
          Total pension expense                             $ 159      $  85      $ 653
                                                            =====      =====      =====

          Actuarial assumptions for 1994 and 1993 are as follows:

                                                 For the years ended December 31,
                                                1994           1993          1992
                                               ------         ------        ------
          Discount rate                         7.00%          7.00%         8.00%
          Average salary growth rate            4.50%          4.50%         5.50%


                             DEKALB Energy Company

          J.  Pension Plans (Continued)

          A reconciliation of accrued pension liability, included in other long-term liabilities on the financial statements, is as follows ($ in thousands):

                                                                                                 Unfunded Plan
                                                                                                 As of December 31,
                                                                                               1994            1993
                                                                                           ----------      ----------
          Actuarial present value of benefits
             based on service to date and present pay levels:
                Vested                                                                    $    2,919      $    2,952
                Nonvested                                                                        -                -
                                                                                           ----------      ----------
          Accumulated benefit obligation                                                       2,919           2,952
          Additional amounts related to projected pay increases                                  176             241
                                                                                           ----------      ----------
          Projected benefit obligation                                                         3,095           3,193
          Plan assets at fair value                                                              -               -
          Plan assets (less than) benefit obligation                                          (3,095)         (3,193)
          Unrecognized (gain) loss from experience                                               (67)             31
          Unrecognized net (asset) liability                                                       6             (58)
                                                                                           ----------      ----------
          Accrued pension (liability) included in the Consolidated Balance Sheets         $   (3,156)     $   (3,220)
                                                                                           ==========      ==========

          K.  Defined Contribution Plans

          Prior to the sale of the U.S. assets in 1992, the Company's U.S. employees participated in a voluntary thrift plan which provided that the Company contribute a minimum of $.50 for every dollar contributed by employees up to 6% of their salaries. Additional discretionary amounts could have been contributed when warranted by results of operations. Company contributions charged to expense under this plan were $243,000 for the year ended December 31, 1992.

          Following the sale of the U.S. assets in 1992, this plan was discontinued and the assets were distributed to the individuals. The remaining U.S. eligible employees participated in a voluntary thrift plan with the same basic design as the previous plan; however, it contained an aged based contribution in addition to the $.50 match and the additional discretionary payments. Following the 1993 sale of assets in California, this plan is no longer active. During 1994 the Company distributed the assets of this plan to its members. Company contributions charged to expense under this plan were $15,000 and $38,000 for the years ended December 31, 1994 and 1993, respectively.

          The Company's Canadian employees participate in a voluntary retirement plan established in 1991. The Company contributes not less than 1% and not greater than 5.5% of the salary for each employee who participates in the plan, regardless of the employees' contribution to the plan. In addition, the Company contributes a minimum of $.50 for every dollar contributed by employees up to 3% of their salaries. Additional discretionary amounts may also be contributed when warranted by results of operations. Company contributions charged to expense under this plan were $403,000, $507,000, and $375,000 for the years ended December 31, 1994, 1993, and 1992, respectively.

                                DEKALB Energy Company

          L.  Operations by Geographic Area

          Information on the Company's continuing operations by geographic area for the year ended December 31, 1992 is shown below. U.S. operations have been combined with Canada for 1994 and 1993 due to the immateriality of the U.S. operations in relation to the Company's operations as a whole. Operating earnings from continuing operations are total revenues less operating expenses of the geographic area, excluding interest and general corporate items.

          In 1994, two Canadian customers each accounted for 11% of the Company's sales. In 1993, the Company had three Canadian customers who accounted for 18%, 16% and 11% of sales, respectively. In 1992, the Company had one Canadian customer who accounted for 11% of sales.

          As of or for the years
           ended December 31,                          Operating
                                           Operating   Earnings    Identifiable
          ($ in thousands)                 Revenues     (Loss)        Assets
                                           ---------   ---------   -------------
          1994                             $ 46,290    $ 16,854     $  211,589*
                                           =========   =========   =============

          1993                             $ 45,903    $ 15,339     $  210,174*
                                           =========   =========   =============

          1992
             United States                 $ 22,773    $(57,801)    $   29,787
             Canada                          37,960     (17,524)       189,198
                                           ---------   ---------   -------------
                                           $ 60,733    $(75,325)    $  218,985
                                           =========   =========   =============



         * Identifiable assets include $15.0 million and $22.6 million of cash and cash equivalents on deposit in the U.S. in 1994 and 1993, respectively.

          Note: Included in 1992 Canadian operating revenues were $1.6 million of sales of natural gas from Canada to the U.S. which were recorded at fair market value. The resale of such gas to outside parties was eliminated from U.S. sales.


          M.  Discontinued Operations


          Summary of Earnings

                                            For the years ended December 31,
          ($ in thousands)                     1994      1993       1992
                                              ------    ------     -------
          Lindsay Manufacturing Co.
             (Loss) on divestiture           $ -       $  -       $ (300)
          Commodities Brokerage
             (Loss) on divestiture             -          -         (750)

          Earnings (loss) from                ------    ------     -------
           discontinued operations           $ -       $  -       $(1,050)
                                              ======    ======     =======

                                DEKALB Energy Company

          M.  Discontinued Operations (Continued)

          Other

          The Company sold the stock of its commodities brokerage business in 1986 and Lindsay Manufacturing Co. in 1989. The 1992 losses resulted from changes in estimated future expenses related to the above transactions. As a result of the Company's cumulative loss position in the U.S., no tax benefit was recognized for the losses.

          N.  Oil and Gas Disclosures

          Capitalized costs at December 31, 1994 (all relating to assets located in Canada) which have been excluded from the amortization base as prescribed by the Securities and Exchange Commission Financial Reporting Release No. 14 are as follows:


          ($ in thousands)
                                                      Interest
           Fiscal Year    Leasehold    Exploration   Related to
          of Acquisition   Costs         Costs      Excluded Costs  Total
          --------------  ---------    -----------  --------------  ------

            Canada
             Prior        $     46      $    302     $       71    $   419
             1992              258           564            168        990
             1993            1,483           829            472      2,784
             1994            4,723         1,306          1,232      7,261
                          --------      --------     ----------    -------
             Total        $  6,510      $  3,001     $    1,943    $11,454
                          ========      ========     ==========    =======

          The properties associated with the above excluded costs are being evaluated in the normal course of the Company's exploration activities. While it is not possible to determine the exact period in which these costs will be transferred to the amortization base, it is estimated that the majority will be included within five years after the costs were incurred.

          Any material impairment to the properties associated with the excluded costs will be moved to the full cost amortization base.

          O.  Disclosures About Fair Value of Financial Instruments

          The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

          Cash and Cash Equivalents

          The carrying amount approximates the fair value due to the short term maturity of these instruments.

                                DEKALB Energy Company

          O.    Disclosures  About  Fair  Value  of  Financial  Instruments
          (Continued)

          Long-Term Debt

          The fair value of the Company's publicly held notes at December 31, 1994 is estimated to be $51.0 million, or $0.3 million under stated book value, based upon estimates provided to the Company by independent sources. The fair value of the Company's revolving term credit facility approximates the carrying amount.

          P.  Postemployment Benefits

          In  November  1992,  the  Financial  Accounting  Standards  Board
          introduced  Statement  No.   112,  "Employer's  Accounting  for
          Postemployment Benefits" effective for fiscal years beginning after December 15, 1993. No provision for any future obligation has been made by the Company for postemployment benefits arising from the proposed merger with Apache (see Note B,"Plan of Merger ") as the amounts, if any, cannot be reasonably estimated. Other estimated postemployment benefits are not material.

          Q.  Future Removal and Site Restoration Costs

          At December 31, 1994, the Company estimated future removal and site restoration costs to be $6.8 million ($1.0 million present value). These costs are included in DD&A expense using the unit-of-production method based on proved oil and gas reserves. The Company charged $0.4 million in 1994, $0.6 million in 1993 and $0.6 million in 1992.

                                DEKALB Energy Company

                   SUPPLEMENTARY FINANCIAL INFORMATION (Unaudited)

          Estimated Net Quantities of Proved Reserves*
                                               As of or for the years ended  December 31,
                                           1994 (1)  1993 (1)              1992
                                           --------  --------  ----------------------------
          Oil, Condensate and                                   Total       U.S.    Canada
          Natural Gas Liquids                                  --------  --------  --------
          (thousands of barrels)
          Proved developed and
             undeveloped reserves:
             Beginning of year              13,234    13,984    26,077    11,693    14,384
             Revisions of previous
                estimates                   (2,239)     (300)      (12)      -         (12)
             Sales of reserves                 (90)      (46)  (10,928)  (10,928)      -
             Purchase of minerals
                in place                        83       188       382       -         382
             Extensions, discoveries
             and other additions               690       397       227       -         227
             Production                       (962)     (989)   (1,762)     (765)     (997)
                                           --------  --------  --------  --------  --------
                End of year                 10,716    13,234    13,984       -      13,984
                                           ========  ========  ========  ========  ========
          Proved developed reserves:
             Beginning of year              13,221    13,972    25,094    10,723    14,371
                                           ========  ========  ========  ========  ========
                End of year                 10,612    13,221    13,972       -      13,972
                                           ========  ========  ========  ========  ========

          Natural Gas                    1994 (1)  1993 (1)                  1992
                                        --------   --------   ------------------------------
          (millions of cubic feet)                             Total        U.S.     Canada
          Proved developed and                                --------   --------   --------
           undeveloped reserves:
             Beginning of year          277,411    276,343    361,194     80,464    280,730
             Revisions of previous
                estimates                 6,880      2,198      1,026        732        294
             Sales of reserves          (11,526)    (3,660)   (71,429)   (71,342)       (87)
             Purchase of minerals
                in place                  2,710      4,405      1,617        -        1,617
                and other additions
             Extensions, discoveries     44,912     19,094      7,239      1,335      5,904
             Production                 (20,491)   (20,969)   (23,304)    (6,671)   (16,633)
                                        --------   --------   --------   --------   --------
                End of year             299,896    277,411    276,343      4,518    271,825
                                        ========   ========   ========   ========   ========
          Proved developed reserves:
             Beginning of year          263,070    263,305    341,353     73,962    267,391
                                        ========   ========   ========   ========   ========
                End of year             274,611    263,070    263,305      4,518    258,787
                                        ========   ========   ========   ========   ========

         * Proved oil and gas reserve quantities for all three years presented were estimated by the Company's engineers. The total proved reserve quantities for 1994, 1993 and 1992 were reviewed and determined to be reasonable by Ryder Scott Company
           Petroleum Engineers, independent petroleum engineers, in accordance with Securities and Exchange Commission guidelines.

         (1) U.S. reserve information has been combined with Canada for 1993 due to the immateriality of the U.S. reserves in relation to the total Company reserves. No U.S. reserves have been assigned at December 31, 1994.

                                DEKALB Energy Company

                   SUPPLEMENTARY FINANCIAL INFORMATION (Unaudited)

       STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES
       As of or for the year ended December 31, 1994, 1993, and 1992 ($ in millions*)

       1994
                                                                                                 Total
                                                                                               --------
       Future cash inflows                                                                     $  536.5 (4)
       Future production costs                                                                    133.8
       Future development costs                                                                    22.8
                                                                                               --------
       Future net cash flows before income taxes                                                  379.9
       Discount at 10% per annum                                                                  175.8
                                                                                               --------
       Present value of future net cash flows before income taxes                                 204.1 (4)
       Present value of future income taxes**                                                      44.5
                                                                                               --------
       Standardized measure of discounted future net cash flows                                $  159.6
                                                                                               ========




       1993 (5)
                                                                                                 Total
                                                                                               --------
       Future cash inflows                                                                     $  672.0 (4)
       Future production costs                                                                    134.8
       Future development costs                                                                    20.4
                                                                                               --------
       Future net cash flows before income taxes                                                  516.8
       Discount at 10% per annum                                                                  249.8
                                                                                               --------
       Present value of future net cash flows before income taxes                                 267.0 (4)
       Present value of future income taxes**                                                      64.6
                                                                                               --------
       Standardized measure of discounted future net cash flows                                $  202.4
                                                                                               ========




                                                                      United
       1992                                                           States       Canada          Total
                                                                     --------     --------        --------
       Future cash inflows                                           $  8.9       $  648.1 (4)    $  657.0
       Future production costs                                          2.0          172.1           174.1
       Future development costs                                         0.4           22.2            22.6
                                                                     -------      --------        --------
       Future net cash flows before income taxes                        6.5          453.8           460.3
       Discount at 10% per annum                                        1.3          248.6           249.9
                                                                     -------      --------        --------
       Present value of future net cash flows before income taxes       5.2          205.2 (4)       210.4
       Present value of future income taxes**                             -           44.7            44.7
                                                                     -------      --------        --------
       Standardized measure of discounted future net cash flows      $  5.2       $  160.5        $  165.7
                                                                     =======      ========        ========



       * As developed by using the following conventions:

       (1) Estimates are made of quantities of proved reserves at fiscal year-end and for future periods during which these reserves are expected to be produced, based on year-end economic conditions.
       (2) Pricing of future production of proved reserves is based on the prices in effect at fiscal year-end in accordance with Securities and Exchange Commission (SEC) Guidelines and do not reflect current prices. Estimated future production and development costs reflect current economic conditions.
       (3) The provision for income taxes has been computed by applying future statutory tax rates under the present law to the future taxable income to be generated from producing proved reserves giving effect to applicable permanent differences.
       (4) Included in future cash inflows is approximately $25.7 million, $39.4 million and $45.6 million ($9.8 million, $12.0 million and $14.1 million after discount at 10% per annum) for 1994, 1993 and 1992 respectively of Canadian provincial tax credits expected to be realized beyond the date at which the legislation, under its provisions, could be repealed.
       (5) U.S. net cash flows have been included with Canada for 1993 due to their immateriality in relation to the total net cash flows for the Company as a whole. No future net cash flows were assigned to the U.S. at December 31, 1994.

       **  Canadian undiscounted future income  taxes in 1994, 1993,  and 1992
           were  $91.7   million,   $135.3   million   and   $119.8   million,
           respectively.

                                DEKALB Energy Company

                   SUPPLEMENTARY FINANCIAL INFORMATION (Unaudited)

       The following table sets forth the changes in the Standardized Measure of Discounted Future Cash Flow relating to Proved Oil and Gas Reserves ($ in millions)

            As of or for the years ended December 31,
                                              Revision               Purchases
                        Current    Changes       of     Discoveries     of     Sales of  Accretion
            Beginning    Year     in Prices   Estimated    and       Minerals  Minerals    of       Income                End of
             of Year    Sales     and Costs  Quantities Extensions  in Place*  in Place  Discount    taxes      Other      Year
            --------   --------    --------    --------  --------   --------  --------   --------   --------   --------   --------
 1994 (1)
 Total      $ 202.4    $ (31.1)    $ (58.4)    $  0.7    $  28.3    $  1.8    $ (13.7)   $  23.4    $  16.6   $ (10.4)    $ 159.6
            ========   ========    ========    ========  ========   ========  ========   ========   ========   ========   ========

 1993(1)
 Total      $ 165.7    $ (31.8)    $  54.1     $  2.6    $  20.3    $  4.8    $  (4.2)   $  18.3    $ (19.9)  $  (7.5)    $ 202.4
            ========   ========    ========    ========  ========   ========  ========   ========   ========   ========   ========

 1992
  U.S.      $ 114.3    $ (15.0)    $  (1.3)    $   -     $   2.1    $   -     $ (95.3)   $   0.4    $    -    $    -      $   5.2
  Canada    $ 161.0    $ (27.4)    $  22.5     $  2.4    $   5.8    $   3.3   $    -     $  16.6    $  (6.9)  $  (16.8)   $ 160.5
            --------   --------    --------    --------  --------   --------  --------   --------   --------   --------   --------
  Total     $ 275.3    $ (42.2)    $  21.2     $  2.4    $   7.9    $   3.3   $ (95.3)   $  17.0    $  (6.9)  $  (16.8)   $ 165.7
            ========   ========    ========    ========  ========   ========  ========   ========   ========   ========   ========




       * Includes any unevaluated costs associated with acquired properties.


       (1) U.S. data has been included with Canada for 1993 due to its immateriality in relation to the total data for the Company as a whole. No future net cash flows were assigned to the U.S. at December 31, 1994.

          CAPITALIZED COSTS  RELATED  TO  OIL  AND  GAS  PROPERTIES
          ($ in thousands)

          As of December 31,                        1994       1993 (2)
                                                  --------     --------
          Evaluated Properties                   $ 312,649    $ 298,235
          Unevaluated Properties (1)                11,454        9,048
                                                  --------     --------
             Total properties                      324,103      307,283

          Less reserves for accumulated
           depreciation, depletion
           and amortization                        139,555      130,079
                                                  --------     --------
          End of year                            $ 184,548    $ 177,204
                                                  ========     ========


         (1) Unevaluated costs represent acquisition and exploration costs which are excluded from the current amortization base as described in Note N.

         (2) U.S. costs have been included with Canada for 1994 and 1993 due to their immateriality in relation to the total costs for the Company as a whole.

                                DEKALB Energy Company

                   SUPPLEMENTARY FINANCIAL INFORMATION (Unaudited)


       COSTS INCURRED IN PROPERTY ACQUISITION, EXPLORATION AND DEVELOPMENT ACTIVITIES (1)
       ($ in thousands)

                                          For the years ended December 31,
                                1994 (2) 1993 (2)            1992
                                -------- -------- ---------------------------
                                                    Total     U.S.    Canada
                                                  --------  --------  -------
       Leasehold costs          $ 7,337  $ 2,686   $  906    $  -     $   906
       Purchases of minerals
        in place                    770    2,075    1,912       -       1,912
       Exploration               13,399    8,168     7,709    2,649     5,060
       Development               19,714    6,532     6,504    3,361     3,143
                                -------  -------   -------   ------   -------
          Total                 $41,220  $19,461   $17,031   $6,010   $11,021
                                =======  =======   =======   ======   =======



       (1) Costs do not include capitalized interest. Capitalized general and administrative costs of $2,335,000, $2,422,000 and $1,853,000 for
           1994, 1993 and 1992, respectively, have been included.

       (2) U.S. costs for 1993 have been combined with Canada due to the immateriality of the U.S. costs in relation to the total Company costs as a whole. No U.S. costs were incurred in 1994.


       RESULTS OF  OPERATIONS FOR  OIL AND  GAS  PRODUCING ACTIVITIES
       ($ in thousands)


                                                        For the years ended December 31,
                                              1994 (5)   1993 (5)                 1992
                                           ----------- ----------- ----------------------------------
                                                                     Total        U.S.       Canada
                                                                   ----------- ----------- ----------
       Revenues (4)                       $  46,290   $  45,903   $  60,733   $   22,773   $  37,960
       Lease operations and other
          direct charges (1)                 11,654      12,467      18,833        7,218      11,615
       Depreciation, depletion
          and amortization                   14,603      15,142      22,522        9,683      12,839
       Provision for impairment of
          oil and gas properties                -           -        53,320       24,728      28,592
       Income and other taxes (2)             8,833       8,164     (13,756)      (7,067)     (6,689)
                                           ----------  ----------  ----------  ----------  ----------
       Results of Operations for oil
          and as producing activities     $  11,200   $  10,130   $ (20,186)   $ (11,789)  $  (8,397)
                                           ==========  ==========  ==========  ==========  ==========
       "Full Cost" Amortization Rate (3)  $    3.33   $    3.37                $    5.16   $    3.31
                                           ==========  ==========              ==========  ==========



       (1) Excludes general and administrative and interest costs.
       (2) This provision is not an indication of the total corporate income tax provision and is provided at statutory tax rates.
       (3) Dollars per equivalent barrel (gas converted to oil at 6,000 cubic feet per barrel).
       (4) Included in 1992 Canadian operating revenues were $1.6 million of sales of natural gas from Canada to the U.S. which were recorded at fair market value. The resale of such gas to outside parties was eliminated from U.S. sales.
       (5) U.S. results of operations for 1994 and 1993 have been combined with Canada due to the immateriality of the U.S. results in relation to the total Company results as a whole.

                                                          SCHEDULE B

                             DEKALB Energy Company
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ in thousands)
                                  (Unaudited)

                                                For the three months
                                                   ended March 31,
                                                --------------------
                                                 1995          1994
                                                 ----          ----
Operating revenues (Note 9)
  Oil and liquids sales                        $  3,467      $  2,820
  Natural gas sales                               5,350         7,951
  Other                                             249           359
                                               --------      --------
Total operating revenues                          9,066        11,130

Operating expenses
  Lease operations and other direct charges       2,857         2,490
  Depreciation, depletion and amortization        3,775         3,267
  General and administrative                        647           779
                                               --------      --------
Operating income                                  1,787         4,594
Interest expense, net of interest income
and capitalized interest (Note 4)                   999           969
Other (income) expense, net (Note 2)                419           (47)
                                               --------      --------
Earnings from continuing operations
  before income and other taxes                     369         3,672
Income and other taxes (Note 6)                     778         1,922
                                               --------      --------

Net earnings (loss)                             $  (409)      $ 1,750
                                               ========      ========

Net earnings (loss) per share (Note 5)          $ (0.04)      $  0.18
                                               ========      ========

Weighted average shares outstanding
(in thousands)                                    9,388         9,666



The accompanying notes are an integral part of the financial statements.

                             DEKALB Energy Company
                          CONSOLIDATED BALANCE SHEETS
                                ($ in thousands)
                                   (Unaudited)

                                                                                     As of
                                                                         March 31,            December 31,
                                                                           1995                  1994
                                                                        -----------          ------------
                                     ASSETS
Current assets:
   Cash and cash equivalents (Note 7)                                 $   15,239           $   14,980
   Accounts receivable                                                     9,395                9,509
   Other current assets                                                      305                  928
                                                                      ----------           ----------
      Total current assets                                                24,939               25,417

Other assets                                                                 774                  790
Property, plant and equipment (Note 8):
   Oil and gas assets, full cost method
      Proved properties, being amortized                                 321,084              312,649
      Unproved properties and properties under development,
         not being amortized                                              12,990               11,454
   Other property and equipment                                            2,819                2,791
   Less accumulated depreciation, depletion and amortization            (145,492)            (141,512)
                                                                      ----------           ----------
      Net property, plant and equipment                                  191,401              185,382
                                                                      ----------           ----------
TOTAL ASSETS                                                          $  217,114           $  211,589
                                                                      ==========           ==========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                   $   11,982           $   11,820
   Other current liabilities                                               3,264                3,909
                                                                      ----------           ----------
      Total current liabilities                                           15,246               15,729
Other liabilities                                                         10,391               10,386
Deferred income taxes (Note 6)                                            27,769               27,096
Long-term debt (Note 7)                                                   66,956               61,547
                                                                      ----------           ----------
TOTAL LIABILITIES                                                        120,362              114,758
                                                                      ----------           ----------
Commitments and contingencies (Note 3)
Shareholders' equity:
   Capital stock:
      Class A; $.625 stated value; 6,000,000 shares
         authorized; 2,329,603 shares issued at March 31, 1995;
         2,381,106 shares issued at December 31, 1994;                     1,456                1,488
      Class B (nonvoting); $.625 stated value; 13,000,000 shares authorized; 11,348,880 shares issued at March 31, 1995;
         11,297,377 shares issued at December 31 ,1994                     7,093                7,061
   Capital in excess of stated value                                      51,513               51,657
   Retained earnings                                                     148,959              149,367
   Currency translation adjustments                                      (19,008)             (19,337)
                                                                      ----------           ----------
                                                                         190,013              190,236
Treasury shares, at cost (4,283,871 shares at March 31, 1995 and
   4,292,258 shares at December 31, 1994)                                (93,261)             (93,405)
                                                                      ----------           ----------
TOTAL SHAREHOLDERS' EQUITY                                                96,752               96,831
                                                                      ----------           ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $  217,114           $  211,589
                                                                      ==========           ==========


The accompanying notes are an integral part of the financial statements.

                             DEKALB Energy Company
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ in thousands)
                                  (Unaudited)

                                                                                 For the three months
                                                                                    ended March 31,
                                                                                 --------------------
                                                                                 1995            1994
                                                                                 ----            ----
Cash Flows from Operating Activities
   Net earnings (loss)                                                        $    (409)      $   1,750
   Adjustments to reconcile net earnings (loss) to net
   cash flows from operating activities:
      Depreciation, depletion and amortization                                    3,775           3,267
      Provision for deferred income taxes (Note 6)                                  618           1,738
      Other                                                                         (14)             16
   Changes in assets and liabilities:
      Accounts receivable and other current assets                                  762            (700)
      Accounts payable and other current liabilities                             (3,922)         (1,756)
      Other assets                                                                   16              16
      Other liabilities                                                              (3)            304
                                                                              ---------       ---------
Net cash flows from operating activities                                            823           4,635
                                                                              ---------       ---------
Cash Flows from Investing Activities
   Purchases of property, plant and equipment                                    (8,080)        (12,269)
   Proceeds from sale of property, plant and equipment (Note 8)                      76           3,768
   Increase (decrease) in short-term payables for purchases of property,
      plant and equipment                                                         2,085          (1,311)
                                                                              ---------       ---------
Net cash flows from investing activities                                         (5,919)         (9,812)
                                                                              ---------       ---------
Cash Flows from Financing Activities
   Net short-term borrowings                                                        --           (1,774)
   Increase in long-term debt                                                     5,352             --
                                                                              ---------       ---------
Net cash flows from financing activities                                          5,352          (1,774)
                                                                              ---------       ---------
Net effect of exchange rates on cash                                                  3            (134)
                                                                              ---------       ---------
Net increase (decrease) in cash and cash equivalents                                259          (7,085)
Cash and cash equivalents, at December 31                                        14,980          22,664
                                                                              ---------       ---------
Cash and cash equivalents, at March 31                                        $  15,239       $  15,579
                                                                              =========       =========

Note:  Cash paid during the period for:
       Income taxes                                                           $     233       $     257
       Interest                                                                   1,374           1,250
       Capitalized interest (Note 4)                                                300             238


The accompanying notes are an integral part of the financial statements.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1.  General

    The consolidated financial statements included herein are presented in accordance with the requirements of Form 10-Q and consequently do not include all of the disclosures normally made in the registrant's annual Form 10-K filing. These financial statements should be read in conjunction with the financial statements and notes thereto included in DEKALB Energy Company's (the "Company") latest annual report on Form 10-K.

    In the opinion of management, the unaudited consolidated financial statements reflect all adjustments of a normal recurring nature necessary to fairly represent the financial position, results of operations, and cash flows for the respective interim periods.

2.  Plan of Merger

    On December 21, 1994, the Company announced it had entered into a merger agreement with Houston-based Apache Corporation ("Apache"), whereby the outstanding shares of DEKALB Class A Stock and Class B (nonvoting) Stock will be converted into Apache Common Stock at a conversion rate as specified in the agreement. The Board of Directors is recommending approval and adoption of the merger, which is expected to be considered at a Special Meeting of the shareholders on May 17, 1995. Apache filed the final Form S-4 Registration Statement (Amendment No. 3) with the Securities and Exchange Commission on April 14, 1995 (Registration No. 33-57321).
    This Form S-4 was declared effective on Monday, April 17, 1995.

    For the three months ended March 31, 1995, $0.4 million of merger costs incurred during the period were expensed as other expense in the consolidated financial statements. Once the merger proceeds, various additional restructuring costs associated with the merger will be expensed as incurred.

3.  Commitments and Contingencies

    The Company and its subsidiaries are defendants in various legal actions arising in the course of their current and discontinued business activities. Management is of the opinion there are no pending legal proceedings that would have a material effect on the consolidated financial position, results of operations or liquidity of the Company.

    At March 31, 1995, the Company had various offsetting tax matters pending relating to the Canadian operations which have not been provided for in the consolidated financial statements. In the opinion of management, the net impact of these matters will not have a material effect on the consolidated financial position, results of operations or liquidity of the Company, and will be provided for in the consolidated financial statements if required upon resolution of each item.

4.  Interest Expense, Capitalized Interest and Interest Income
    ($ in thousands)

                 Interest    Capitalized   Interest    Net Interest
1995             Expense     Interest      Income      Expense
- ----             -------     -----------   --------    ------------
1st Qtr.         $ 1,524     $   (300)     $   (225)   $   999

1994
- ----

1st Qtr.         $ 1,333     $   (238)     $   (126)   $   969

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

5.  Earnings (Loss) Per Share Calculation

    Earnings (loss) per share is calculated by dividing the earnings (loss) by the weighted average number of shares outstanding during each period. The computation of weighted average shares outstanding excludes anti-dilutive shares.

6.  Income and Other Taxes

    Income and other taxes is comprised of the following ($ in thousands):

              Income     Capital and      Deferred        Total Income and
1995          Taxes      Other Taxes*     Income Taxes    Other Taxes
- ----          ------     ------------     ------------    ----------------
1st Qtr.      $   -      $   160          $   618         $   778

1994
- ----
1st Qtr.      $   -      $   184          $ 1,738         $ 1,922

    * Consists of Canadian Large Corporations Tax, franchise taxes and withholding taxes.

    The first quarter tax provisions for 1995 and 1994 resulted in effective tax rates higher than the statutory Canadian income tax rate, principally due to the lack of tax benefits associated with interest and other costs incurred in the U.S. Effective February 27, 1995, the Canadian statutory income tax rate was increased to 44.62% from 44.34%. The deferred tax liability at March 31, 1995 was increased by approximately $0.2 million as a result of the rate change.

7.  Disclosures About Fair Value of Financial Instruments

    The carrying amount of cash and cash equivalents approximates the fair value due to the short term maturities of these instruments. The fair value of the Company's long-term debt at March 31, 1995 is approximately $67.8 million, or $0.8 million over stated book value, based upon estimates provided to the Company by independent sources.

8.  Disposition of Assets

    In March 1994, the Company reflected the sale of its interest in leasehold and tangible property in the Rigel area of the Province of British Columbia for proceeds of $3.6 million. In accordance with the full cost method of accounting, the proceeds received for the 1994 dispositions were credited to the full cost pool; therefore, no gains or losses were recorded on the sales.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

9.  Hedge Contracts

    The Company enters into various commodity derivative contracts to protect a portion of its oil and gas production against fluctuating prices. Approximately 25% of the Company's average annual production is presently hedged through various contracts (all of which were in effect at December 31, 1994) with terms ranging to December 1995. The results of these contracts are included in revenues as the oil or gas is produced. Gains of approximately $0.3 million have been included in operating revenues in the first quarter of 1995.

    The fair value of the swap agreements at March 31, 1995 exceeded contract values by approximately $2.0 million and is not included in the consolidated financial statements.

10. Financial Statement Presentation

    Certain prior year figures have been reclassified to conform to the current year financial statement presentation.

                                                                     SCHEDULE C

                       APACHE CORPORATION AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL STATEMENTS

         The following unaudited consolidated condensed financial statements and related notes are presented to show (i) the pro forma effects of the merger of DEKALB Energy Company (DEKALB) with and into a wholly owned subsidiary of Apache Corporation (Apache), (ii) the purchase of oil and gas properties from Texaco Exploration and Production Inc. (Texaco) on March 1, 1995 and (iii) the cumulative pro forma effects of both of these transactions.

         The DEKALB transaction, hereinafter referred to as the "Merger", was completed May 17, 1995 and will be reported using the pooling of interests method of accounting. The Texaco acquisition is being reported using the purchase method of accounting.

         The condensed statements of operations are presented to show income from continuing operations as if the Merger occurred effective January 1, 1992 and as if the Texaco transaction occurred effective January 1, 1994. The pro forma condensed balance sheet is based on the assumption that the merger occurred on March 31, 1995.

         Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma consolidated condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have occurred had the transactions been effective on and as of the dates referenced above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the notes thereto, Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, Apache's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, Apache's Current Report on Form 8-K and Form 8-K/A, dated March 1, 1995 and filed in connection with the Texaco acquisition, DEKALB'S Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and DEKALB's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

                      APACHE CORPORATION AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF
                                   OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             MERGER
                                                                  APACHE        DEKALB      PRO FORMA
                                                                HISTORICAL    HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                                ----------    ----------   -----------   ---------
REVENUES
 Oil and gas production revenues...........................      $394,552     $ 59,283    $            $453,835
 Gathering, processing and marketing revenues..............        28,594          --                    28,594
 Equity in income of affiliates............................         2,695          756                    3,451
 Gain on sale of investment in affiliate...................        28,345        1,914                   30,259
 Other revenues............................................           114        1,150                    1,264
                                                                 --------     --------     -------     --------
    Total revenues.........................................       454,300       63,103                  517,403

OPERATING EXPENSES
 Depreciation, depletion and amortization..................       157,508       22,522       (154)(a)   179,876
 Impairments...............................................        12,000       53,320                   65,320
 Loss on disposal of U.S. assets...........................           --        34,942                   34,942
 Operating costs...........................................       125,337       18,833                  144,170
 Gathering, processing and marketing costs.................        21,452          --                    21,452
 Administrative, selling and other.........................        35,010        5,589                   40,599
 Financing costs, net......................................        32,515        6,938                   39,453
                                                                 --------     --------    -------      --------
                                                                  383,822      142,144       (154)      525,812
                                                                 --------     --------    -------      --------

INCOME (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES............................        70,478      (79,041)       154        (8,409)

 Provision (benefit) for income taxes......................        22,702       (9,788)        55 (b)     6,223
                                                                                           (6,746)(c)
                                                                 --------     --------    -------      --------

INCOME (LOSS) FROM CONTINUING OPERATIONS...................      $ 47,776     $(69,253)   $ 6,845      $(14,632)
                                                                 --------     --------    -------      --------

INCOME (LOSS) FROM CONTINUING
 OPERATIONS PER COMMON SHARE...............................      $   1.02     $  (7.19)                $   (.26)
                                                                 ========     =========                ========

WEIGHTED AVERAGE COMMON SHARES.............................        46,904        9,630     (1,190)(d)    55,344
                                                                 ========     ========    =======      ========


    The accompanying notes to unaudited pro forma financial statements are an integral part of these statements.

                       APACHE CORPORATION AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            MERGER
                                                                 APACHE       DEKALB       PRO FORMA
                                                               HISTORICAL   HISTORICAL    ADJUSTMENTS   PRO FORMA
                                                               ----------   ----------    -----------   ---------
REVENUES
 Oil and gas production
  revenues.................................................      $437,342      $44,506    $             $481,848
 Gathering, processing and marketing revenues..............        25,862         --                      25,862
 Equity in income of affiliates............................           624         --                         624
 Other revenues............................................         2,810        1,488                     4,298
                                                                 --------      -------    -------       --------
    Total revenues.........................................       466,638       45,994                   512,632

OPERATING EXPENSES
 Depreciation, depletion and amortization..................       176,335       15,142      6,843 (a)    198,320
 Impairments...............................................        23,200         --                      23,200
 Gain on disposal of U.S.
  assets...................................................          --           (513)                     (513)
 Operating costs...........................................       128,113       12,467                   140,580
 Gathering, processing and marketing costs.................        21,010         --                      21,010
 Administrative, selling
  and other................................................        33,193        3,436                    36,629
 Financing costs, net......................................        26,882        3,795                    30,677
                                                                 --------      -------    -------       --------
                                                                  408,733       34,327      6,843        449,903
                                                                 --------      -------    -------       --------

INCOME FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES..............................................        57,905       11,667     (6,843)        62,729

 Provision for income taxes................................        20,571        5,995     (2,532)(b)     21,308
                                                                                           (2,726)(c)
                                                                 --------      -------    -------       --------


INCOME FROM CONTINUING OPERATIONS..........................      $ 37,334      $ 5,672    $(1,585)      $ 41,421
                                                                 --------      -------    -------       --------
INCOME FROM CONTINUING OPERATIONS PER
 COMMON SHARE..............................................      $   0.70      $ 0 .59                  $    .67
                                                                 ========      =======                  ========

WEIGHTED AVERAGE COMMON SHARES.............................        53,534        9,675     (1,196)(d)     62,013
                                                                 ========      =======    =======       ========


    The accompanying notes to unaudited pro forma financial statements are an integral part of these statements.

                       APACHE CORPORATION AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        MERGER     APACHE AND                  TEXACO
                               APACHE       DEKALB     PRO FORMA     DEKALB       TEXACO      PRO FORMA
                             HISTORICAL   HISTORICAL  ADJUSTMENTS   PRO FORMA    HISTORICAL  ADJUSTMENTS    PRO FORMA
                             ----------   ----------  -----------  -----------   ----------  -----------    ---------
REVENUES
 Oil and gas production
  revenues..................   $493,500     $44,889     $            $538,389     $163,300    $             $701,689
 Gathering, processing and
  marketing revenues........     44,287          --                    44,287                                 44,287
 Equity in income of
  affiliates................        459          --                       459                                    459
 Other revenues.............      7,375       2,116                     9,491                                  9,491
                               --------     -------     -------      --------     --------    --------      --------
    Total revenues..........    545,621      47,005                   592,626      163,300                   755,926

OPERATING EXPENSES
 Depreciation, depletion
  and amortization..........    232,612      14,603      10,606 (a)   257,821                   63,946 (f)   321,767
 Impairments................      7,300          --                     7,300                                  7,300
 Operating costs............    137,820      11,654                   149,474       83,700                   233,174
 Gathering, processing
  and marketing costs.......     37,866          --                    37,866                                 37,866
 Administrative,
  selling and other.........     34,870       3,859                    38,729                    4,000 (g)    42,729
 Financing costs, net.......     30,696       4,047                    34,743                   27,883 (h)    62,626
                               --------     -------     -------      --------     --------    --------      --------
                                481,164      34,163      10,606       525,933       83,700      95,829       705,462
                               --------     -------     -------      --------     --------    --------      --------

INCOME FROM CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES...............     64,457      12,842     (10,606)       66,693       79,600     (95,829)       50,464
 Provision (benefit)........                             (3,924)(b)
  for income taxes..........     21,620       6,029      (2,615)(c)    21,110                   (6,005)(i)    15,105
                               --------     -------     -------      --------     --------    --------      --------

NET INCOME FROM
 CONTINUING
 OPERATIONS.................   $ 42,837     $ 6,813     $(4,067)     $ 45,583     $ 79,600    $(89,824)     $ 35,359
                               ========     =======     =======      ========     ========    ========      ========
NET INCOME FROM
 CONTINUING OPERATIONS
 PER COMMON SHARE...........   $    .70     $   .71                  $    .65                               $    .51
                               ========     =======                  ========                               ========

WEIGHTED AVERAGE
 COMMON SHARES..............     61,317       9,583      (1,184)(d)    69,716                                 69,716
                               ========     =======     =======      ========                               ========


     The accompanying notes to unaudited pro forma financial statements are an integral part of these statements.

                      APACHE CORPORATION AND SUBSIDIARIES

      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        MERGER     APACHE AND                   TEXACO
                                APACHE      DEKALB     PRO FORMA     DEKALB       TEXACO       PRO FORMA
                              HISTORICAL  HISTORICAL  ADJUSTMENTS   PRO FORMA    ACQUISITION  ADJUSTMENTS  PRO FORMA
                              ----------  ----------  -----------  -----------   -----------  -----------  ---------
REVENUES
 Oil and gas production
  revenues..................   $134,372     $ 8,817     $           $143,189      $23,775    $             $166,964
 Gathering, processing and
  marketing revenues........     22,869          --                   22,869                                 22,869
 Other revenues.............      1,411         249                    1,660                                  1,660
                               --------     -------     -------     --------      -------    --------      --------
    Total revenues..........    158,652       9,066                  167,718       23,775                   191,493

OPERATING EXPENSES
 Depreciation, depletion
  and amortization..........     62,734       3,775       3,285 (a)   69,794                    9,720 (f)    79,514
 Operating costs............     42,122       2,857                   44,979       10,951                    55,930
 Gathering, processing
  and marketing costs.......     21,461          --                   21,461                                 21,461
 Administrative,
  selling and other.........      9,052       1,050        (413)(e)    9,689                      667 (g)    10,356
 Financing costs, net.......     14,281       1,015                   15,296                    4,491 (h)    19,787
                               --------     -------     -------     --------      -------    --------      --------
                                149,650       8,697       2,872      161,219       10,951      14,878       187,048
                               --------     -------     -------     --------      -------    --------      --------

INCOME FROM CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES...............      9,002         369      (2,872)       6,499       12,824     (14,878)        4,445
 Provision (benefit)........                             (1,215)(b)
 for income taxes...........      3,011         778        (159)(c)    2,415                     (760)(i)     1,655
                               --------     -------     -------     --------      -------    --------      --------

NET INCOME FROM
 CONTINUING
 OPERATIONS.................   $  5,991     $  (409)    $(1,498)    $  4,084      $12,824    $(14,118)     $  2,790
                               ========     =======     =======     ========      =======    ========      ========
NET INCOME FROM
 CONTINUING OPERATIONS
 PER COMMON SHARE...........   $    .10     $  (.04)                $    .06                               $    .04
                               ========     =======                 ========                               ========

WEIGHTED AVERAGE
 COMMON SHARES..............     61,445       9,388      (1,160)(d)   69,673                                 69,673
                               ========     =======     =======     ========                               ========


     The accompanying notes to unaudited pro forma financial statements are an integral part of these statements.

                       APACHE CORPORATION AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1995
                                 (IN THOUSANDS)

                                                                             MERGER
                                         APACHE            DEKALB           PRO FORMA
                                       HISTORICAL        HISTORICAL        ADJUSTMENTS       PRO FORMA
                                       ----------        ----------        -----------       ---------
ASSETS
Current assets:
 Cash and cash equivalents........    $    5,166         $  15,239        $                 $    20,405
 Receivables......................       107,896             9,395                              117,291
 Inventories......................        12,418               --                                12,418
 Advances to oil and gas ventures
  and other.......................        10,102               305                413 (m)        10,820
                                      ----------         ---------        -----------       -----------
    Total current assets..........       135,582            24,939                413           160,934

Net property and equipment........     2,248,754           191,401            (57,269)(k)     2,382,886

Other assets......................        37,870               774                               38,644
                                      ----------         ---------        -----------       -----------


TOTAL ASSETS......................    $2,422,206         $ 217,114        $   (56,856)      $ 2,582,464
                                      ==========         =========        ===========       ===========

LIABILITIES AND
SHAREHOLDERS'
EQUITY
Current liabilities................     $134,597            15,246        $                 $   149,843
Long-term debt.....................    1,207,852            66,956                            1,274,808
Deferred income taxes..............      160,566            27,769            (21,190)(k)       154,900
                                                                              (12,245)(l)
Other noncurrent liabilities.......  $  100,723            10,391                              111,114
                                      ----------         ---------        -----------       -----------
TOTAL LIABILITIES..................   1,603,738           120,362            (33,435)        1,690,665

SHAREHOLDERS' EQUITY:
 Common stock......................      78,242             8,549              1,961 (j)        88,752
 Paid-in capital...................     544,141            51,513            (95,222)(j)       500,432
 Retained earnings.................     209,538           148,959             12,245 (l)       335,076
                                                                             (36,079)(k)
                                                                                 413 (m)

 Currency translation adjustments..         --            (19,008)                             (19,008)
 Treasury stock at cost............     (13,453)          (93,261)            93,261 (k)       (13,453)
                                      ----------         ---------        -----------       -----------
    Total shareholders' equity....       818,468            96,752            (23,421)          891,799
                                      ----------         ---------        -----------       -----------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY.............    $2,422,206         $ 217,114        $   (56,856)      $ 2,582,464
                                      ==========         =========        ===========       ===========


     The accompanying notes to unaudited pro forma financial statements are an integral part of these statements.

                       APACHE CORPORATION AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL STATEMENTS

BASIS OF PRESENTATION

         The unaudited pro forma consolidated condensed statements of operations relative to the Merger are based on the audited statements of DEKALB and Apache for the years ended December 31, 1992, 1993 and 1994 and on the unaudited statements of DEKALB and Apache for the quarter ended March 31, 1995. The pro forma information relating to the Merger reflects the combination of Apache's and DEKALB's historical results of operations, as adjusted (i) to convert Apache's method of calculating depreciation, depletion and amortization expense (DD&A expense) from the future-gross-revenue method to the units-of-production method which is the method used by DEKALB and (ii) to adjust DEKALB's historical tax provision to reflect the expected future benefits associated with DEKALB's U.S. federal net operating loss carryforwards. These adjustments are covered by conforming pro forma adjustments (a), (b), (c), (k) and (l), which are discussed below. Other differences in accounting policies and methods between DEKALB and Apache were reviewed and considered to have an immaterial impact on the combined financial results. The pro forma data relative to the Texaco acquisition are based on Texaco's Audited Statement of Revenues and Direct Operating Expenses for the year ended December 31, 1994, on unaudited revenues and direct operating expenses for the two months ended February 28, 1995, and on the adjustments and assumptions described below.

         Certain historical DEKALB data have been reclassified to conform to Apache's historical presentations.

         The pro forma balance sheet is based on Apache's and DEKALB's unaudited balance sheets at March 31, 1995, and upon the adjustments and assumptions described below.

         Pursuant to the Terms of Merger Agreement, Apache issued 8,407,711 shares of its common shares for DEKALB outstanding shares and for DEKALB stock options that remained outstanding at the time of the Merger.

PRO FORMA ADJUSTMENTS

         THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS REFLECT THE FOLLOWING
ADJUSTMENTS:

                  (a) Record the pro forma impact of converting Apache's historical DD&A expense from the future-gross-revenue method to the units-of-production method.

                  (b) Record the related deferred tax provision (benefit) relating to the pro forma adjustments referred to in (a) above.

                  (c) Reverse DEKALB's U.S. tax asset valuation allowances, recorded in accordance with SFAS No. 109, assuming that Apache's future U.S. operations will benefit from the utilization of DEKALB's U.S. federal net operating loss carryforwards and other U.S. tax assets. DEKALB had established valuation allowances because substantially all of its operations were concentrated in Canada and no U.S. tax benefit could be associated with these tax assets.

                  (d) Adjust DEKALB's historic weighted average shares outstanding to reflect an Exchange Ratio of 0.8764 share of Apache common stock for each DEKALB share.

                  (e) Reclassify certain Merger related costs incurred by DEKALB to prepaid expense to conform to Apache's treatment of such costs. (See Merger Expenses note below).

                  (f) Record incremental DD&A expense, using the units-of-production method, resulting from the purchase of properties from Texaco.

                  (g) Record increases in general and administrative expense assumed with acquisition of Texaco properties.

                  (h) Record interest expense and amortization of deferred financing costs associated with debt incurred ($571 million before adjustments) to purchase the Texaco properties, net of capitalized interest, assuming, on a preliminary basis, that $119 million of the purchase price is initially classified as unevaluated property costs. Interest expense was computed assuming a 6 percent rate on $172.5 million, reflecting the rate applicable to the 6% Convertible Subordinated Debentures due 2002 (6% debentures) issued January 1995, and an interest rate applicable to bank debt of 5.8 percent for the twelve months ended December 31, 1994 and 6.6 percent for the two months ended February 28, 1995.

                  (i) Record pro forma income tax (benefit) relating to the pro forma pre-tax (loss) on the Texaco properties, assuming an effective federal and state tax rate of 37 percent.

THE UNAUDITED PRO FORMA BALANCE SHEETS REFLECT THE FOLLOWING ADJUSTMENTS:

                  (j) Adjust historical combined common stock and paid-in capital account balances (i) to reflect the number of shares issued and for the differences in par value per common share of Apache and DEKALB common stock, and (ii) to eliminate the historical carrying value of DEKALB Treasury Shares. The impact of these entries does not result in a change to total combined shareholders' equity.

                  (k) Record the inception-to-date adjustment relating to conversion to the units-of-production method of calculating DD&A expense net of the related deferred tax effect.

                  (l) Record the reversal of certain of DEKALB's U.S. deferred tax asset valuation allowances as discussed in adjustment (c) above.

                  (m) Record deferral of expense associated with adjustment (e) above.

INCOME PER SHARE

         For purposes of computing pro forma income per share, Apache's and DEKALB's combined historic weighted average shares outstanding were adjusted to give effect to an Exchange Ratio of 0.8764.

MERGER EXPENSES

         The unaudited pro forma consolidated condensed financial statements exclude nonrecurring expenses to be incurred after December 31, 1994 as a direct result of the Merger transaction. These expenses, which primarily consist of financial, advisory, legal, accounting and other professional fees, are expected to total approximately $10 million and will be included in the consolidated statement of operations for Apache in the second quarter of 1995.

                       APACHE CORPORATION AND SUBSIDIARIES

             UNAUDITED PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURE

         The following table sets forth certain unaudited pro forma information concerning Apache's proved oil and gas reserves at December 31, 1994, giving effect to the Merger and the Texaco acquisition as if the Merger and the Texaco acquisition had occurred on January 1, 1994. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

       UNAUDITED PROVED OIL AND NATURAL GAS RESERVES AT DECEMBER 31, 1994

                                                                                    NATURAL GAS
                                                                                    -----------
                                                                   APACHE       DEKALB      TEXACO      PRO FORMA
                                                                   ------       ------      ------      ---------
                                                                               (MILLION CUBIC FEET)
Beginning of year..........................................       848,219      277,411     226,139    1,351,769
Extension, discoveries and other additions.................       190,794       44,912      16,420      252,126
Purchase of minerals in place..............................       158,309        2,710        --        161,019
Revisions of previous estimates............................       (20,823)       6,880        --        (13,943)
Production.................................................      (155,905)     (20,491)    (33,089)    (209,485)
Sale of properties.........................................        (4,335)     (11,526)       --        (15,861)
                                                                ---------      -------     -------    ---------
End of year................................................     1,016,259      299,896     209,470    1,525,625
                                                                =========      =======     =======    =========
Proved developed reserves
 Beginning of year.........................................       720,672      263,070     212,635    1,196,377
                                                                =========      =======     =======    =========
 End of year...............................................       910,304      274,611     193,286    1,378,201
                                                                =========      =======     =======    =========


                                                                      OIL, CONDENSATE AND NATURAL GAS LIQUIDS
                                                                  -----------------------------------------------
                                                                   APACHE       DEKALB      TEXACO      PRO FORMA
                                                                   ------       ------      ------      ---------
                                                                              (THOUSANDS OF BARRELS)
                                                                              ----------------------
Beginning of year..........................................        89,723       13,234      81,402      184,359
Extension, discoveries and other additions.................        10,018          690       1,825       12,533
Purchase of minerals in place..............................         9,232           83         --         9,315
Revisions of previous estimates............................         5,620       (2,239)        --         3,381
Production.................................................       (13,577)        (962)     (7,291)     (21,830)
Sale of properties.........................................        (1,108)         (90)        --        (1,198)
                                                                  -------       ------      ------      -------
End of year................................................        99,908       10,716      75,936      186,560
                                                                  =======       ======      ======      =======
Proved developed reserves
 Beginning of year.........................................        79,401       13,221      63,762      156,384
                                                                  =======       ======      ======      =======
 End of year...............................................        89,407       10,612      61,655      161,674
                                                                  =======       ======      ======      =======


         The following table sets forth certain unaudited pro forma information concerning Apache's interest in productive oil and gas wells at December 31, 1994, giving effect to the Merger and the Texaco acquisition.

                                                                                PRODUCTIVE WELLS
                                                                                ----------------
                                                                           GAS                       OIL
                                                                    -----------------        -----------------
                                                                    GROSS         NET        GROSS         NET
                                                                    -----         ---        -----         ---
Apache Historical..........................................         3,275        1,262       4,819        2,415
DEKALB Historical..........................................           393          257         882          151
Texaco Estimate............................................           737          248       6,927        1,866
                                                                    -----        -----      ------        -----
   Total Pro Forma.........................................         4,405        1,767      12,628        4,432
                                                                    =====        =====      ======        =====

                       APACHE CORPORATION AND SUBSIDIARIES

         The following table sets forth unaudited pro forma information concerning the discounted future net cash flows from proved oil and gas reserves of Apache as of December 31, 1994, net of income tax expense, and giving effect to the Merger and the Texaco acquisition as if the Merger and the Texaco acquisition had occurred on January 1, 1994. Income tax expense has been computed using assumptions relating to the future tax rates and the permanent differences and credits under the tax laws relating to oil and gas activities at December 31, 1994, and do not take into account subsequent changes in tax laws. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value.


                                                                                            PRO FORMA
                                                     APACHE       DEKALB      TEXACO(1)    ADJUSTMENTS    PRO FORMA
                                                     ------       ------      ---------    -----------    ---------
                                                                            (IN MILLIONS)
Standardized measure of discounted future net
cash flows relating to proved reserves, net of
income tax expense as of December 31, 1994:
 Cash inflows.................................        $ 3,564.6    $  536.5    $ 1,526.4     $            $ 5,627.5
 Production and development costs.............         (1,363.0)     (156.6)      (982.2)                  (2,501.8)
 Income tax expense...........................           (404.8)      (91.7)      (171.3)      138.5 (2)     (529.3)
                                                      ---------    --------    ---------     -------      ---------
 Net cash flows...............................          1,796.8       288.2        372.9       138.5        2,596.4
 10% annual discount rate.....................           (643.8)     (128.6)      (155.8)      (49.2)(2)     (977.4)
                                                      ---------    --------    ---------     -------      ---------
 Discounted future net cash flows.............        $ 1,153.0    $  159.6    $   217.1     $  89.3      $ 1,619.0
                                                      =========    ========    =========     =======      =========

                                                                                            PRO FORMA
                                                     APACHE       DEKALB      TEXACO(1)    ADJUSTMENTS    PRO FORMA
                                                     ------       ------      ---------    -----------    ---------
                                                                            (IN MILLIONS)
Change in standardized measure of discounted
future net cash flows related to proved oil and
gas reserves for the year ended December 31,
1994:
 Sales, net of production costs...............       $   (355.7)  $   (31.1)   $   (79.6)  $              $   (466.4)
 Net change in prices and production costs....           (113.9)      (58.4)        78.9                       (93.4)
 Discoveries and improved recovery, net of
  related costs...............................            176.4        28.3          8.7                       213.4
 Change in future development costs...........             26.6       --            19.9                        46.5
 Revisions in quantities......................             12.5        .7          --                           13.2
 Purchases....................................            163.5         1.8        --                          165.3
 Accretion of discount........................            135.8        23.4         40.7                       199.9
 Change in income taxes.......................              (.1)       16.6        (32.3)       89.3 (2)        73.5
 Sales of properties..........................             (6.9)      (13.7)                                   (20.6)
 Change in production rates and other.........              (.6)      (10.4)                                   (11.0)
                                                     ----------   ---------    ---------   ---------       ---------
                                                     $     37.6   $   (42.8)   $    36.3   $    89.3       $   120.4
                                                     ==========   =========    =========   =========       =========

- ---------------

(1) Apache has evaluated the Texaco properties and believes, based on such evaluation and prior experience with oil and gas property acquisitions, that the future net cash flows from the Texaco properties can be improved significantly through substantial reductions in production and development costs and through enhancement of production relative to the costs and production estimated by Texaco. No pro forma adjustment to reflect any such cost savings or production increases has been made.

(2) Record a pro forma adjustment to reduce income tax expense, and the related effect on the discount amount, to reflect that portion of the purchase price allocated to proved properties that is in excess of Texaco's estimated tax basis in the properties.

                              INDEX TO EXHIBITS

EXHIBIT NO.             DESCRIPTION
- -----------             -----------
2.1                     Amended and Restated Plan of Merger among Apache,
                        XPX and DEKALB, dated December 21, 1994 (incorporated by reference to Exhibit 2.1 to Amendment No. 3 to Apache's Registration Statement on Form S-4,
                        Registration No. 33-57321, filed April 14, 1995).

23.1*                   Consent of Coopers & Lybrand

99.1 Press Release, dated December 21, 1994, "Apache and DEKALB to Merge" (incorporated by reference to Exhibit 99.2 to Registrant's Current Report on Form 8-K, dated December 21, 1994, SEC File No. 1-4300, filed December 29, 1994).

99.2 Press Release, dated May 17, 1995, "Apache and DEKALB Complete Merger" (incorporated by reference to Exhibit
                        99.2 to Registrant's Current Report on Form 8-K, dated May 17, 1995, SEC File No. 1-4300, filed June 1, 1995).

- ---------------
*filed herewith